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                                 [Published CUSIP Number: ________________]








                                CREDIT AGREEMENT

                          Dated as of December 28, 2006

                                      among

                           ALEXANDER & BALDWIN, INC.,
                                as the Borrower,

                              FIRST HAWAIIAN BANK,
                   as Agent, Swing Line Lender and L/C Issuer,

                                       and

                         The Other Lenders Party Hereto,


                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                               FIRST HAWAIIAN BANK

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                  as Joint Lead Arrangers and Co-Book Managers

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                               TABLE OF CONTENTS

       Section                                                             Page
       -------                                                             ----


ARTICLE I.            DEFINITIONS AND ACCOUNTING TERMS........................1
         1.01         Defined Terms...........................................1
         1.02         Other Interpretive Provisions..........................15
         1.03         Accounting Terms.......................................16
         1.04         Rounding...............................................16
         1.05         Times of Day...........................................16
         1.06         Letter of Credit Amounts...............................16

ARTICLE II.           THE COMMITMENTS AND CREDIT EXTENSIONS..................16
         2.01         Committed Loans........................................16
         2.02         Borrowings, Conversions and Continuations of
                      Committed Loans........................................16
         2.03         Letters of Credit......................................18
         2.04         Swing Line Loans.......................................25
         2.05         Prepayments............................................27
         2.06         Termination or Reduction of Commitments................28
         2.07         Repayment of Loans.....................................28
         2.08         Interest...............................................28
         2.09         Fees...................................................29
         2.10         Computation of Interest and Fees.......................29
         2.11         Evidence of Debt.......................................30
         2.12         Payments Generally; Agent's Clawback...................30
         2.13         Sharing of Payments by Lenders.........................31
         2.14         Increase in Commitments................................32
         2.15         Reallocation of Commitments Among this Agreement
                      and the Matson Credit Agreement........................33

ARTICLE III.          TAXES, YIELD PROTECTION AND ILLEGALITY.................34
         3.01         Taxes..................................................34
         3.02         Illegality.............................................35
         3.03         Inability to Determine Rates...........................36
         3.04         Increased Costs........................................36
         3.05         Compensation for Losses................................37
         3.06         Mitigation Obligations; Replacement of Lenders.........37
         3.07         Survival...............................................38

ARTICLE IV.           CONDITIONS PRECEDENT TO CREDIT EXTENSIONS..............38
         4.01         Conditions of Initial Credit Extension.................38
         4.02         Conditions to all Credit Extensions....................39

ARTICLE V.            REPRESENTATIONS AND WARRANTIES.........................40
         5.01         Organization...........................................40
         5.02         Financial Statements...................................40
         5.03         Actions Pending........................................41
         5.04         Outstanding Debt.......................................41
         5.05         Title to Properties....................................41
         5.06         Taxes..................................................41
         5.07         Conflicting Agreements and Other Matters...............41
         5.08         [Intentionally omitted]................................41
         5.09         ERISA..................................................41
         5.10         Government Consent.....................................42
         5.11         Investment Company Status, Etc.........................42
         5.12         Real Property Matters..................................42
         5.13         Possession of Franchises, Licenses, Etc................42
         5.14         Environmental and Safety Matters.......................42
         5.15         Hostile Tender Offers..................................42
         5.16         Employee Relations.....................................43
         5.17         Regulations and Legislation............................43
         5.18         Foreign Assets Control Regulations, Etc................43
         5.19         Disclosure.............................................43

ARTICLE VI.           AFFIRMATIVE COVENANTS..................................43
         6.01         Financial Information..................................43
         6.02         Inspection of Property.................................45
         6.03         Covenant to Secure Obligations Equally.................45
         6.04         Maintenance of Properties; Insurance...................45
         6.05         Environmental and Safety Laws..........................46
         6.06         Use of Proceeds........................................46
         6.07         Maintenance of Ratings.................................46

ARTICLE VII.          NEGATIVE COVENANTS.....................................46
         7.01         Financial Covenants....................................46
         7.02         Liens..................................................46
         7.03         Loans and Advances.....................................47
         7.04         Merger and Sale of Assets..............................48
         7.05         Priority Debt..........................................49
         7.06         Sale of Discount of Receivables........................49
         7.07         Sale-Leasebacks........................................49
         7.08         Transactions Holders of Partnership or Other
                      Equity Interests.......................................49
         7.09         Use of Proceeds........................................50
         7.10         Transfer of Assets to Subsidiaries.....................50
         7.11         Sale of Stock and Debt of Subsidiaries.................50
         7.12         Restricted Payments....................................50

ARTICLE VIII.         EVENTS OF DEFAULT AND REMEDIES.........................50
         8.01         Events of Default......................................50
         8.02         Remedies Upon Event of Default.........................53
         8.03         Application of Funds...................................53

ARTICLE IX.           AGENT..................................................54
         9.01         Appointment and Authority..............................54
         9.02         Rights as a Lender.....................................54
         9.03         Exculpatory Provisions.................................54
         9.04         Reliance by Agent......................................55
         9.05         Delegation of Duties...................................55
         9.06         Resignation of Agent...................................55
         9.07         Non-Reliance on Agent and Other Lenders................56
         9.08         No Other Duties, Etc...................................56

ARTICLE X.            MISCELLANEOUS..........................................56
         10.01        Amendments, Etc........................................56
         10.02        Notices; Effectiveness; Electronic Communication.......57
         10.03        No Waiver; Cumulative Remedies.........................58
         10.04        Expenses; Indemnity; Damage Waiver.....................59
         10.05        Payments Set Aside.....................................60
         10.06        Successors and Assigns.................................60
         10.07        Treatment of Certain Information; Confidentiality......64
         10.08        Right of Setoff........................................65
         10.09        Interest Rate Limitation...............................65
         10.10        Counterparts; Integration; Effectiveness...............65
         10.11        Survival of Representations and Warranties.............65
         10.12        Severability...........................................65
         10.13        Replacement of Lenders.................................66
         10.14        Governing Law; Jurisdiction; Etc.......................66
         10.15        Waiver of Jury Trial...................................67
         10.16        No Advisory or Fiduciary Responsibility................67
         10.17        USA PATRIOT Act Notice.................................68


SCHEDULES

1.01A    Indebtedness to be Repaid at Closing
1.01B    Existing Letters of Credit
2.01     Commitments and Applicable Percentages
5.07     Conflicting Agreements
7.02     Existing Liens
10.02    Agent's Office; Certain Addresses for Notices


EXHIBITS

A        Committed Loan Notice
B        Swing Line Loan Notice
C        Note
D        Commitment Reallocation Notice
E        Assignment and Assumption

                                 CREDIT AGREEMENT


         This CREDIT AGREEMENT ("Agreement") is entered into as of December 28,
                                 ---------
2006, among ALEXANDER & BALDWIN, INC., a Hawaii corporation (the "Borrower"),
                                                                  --------
each lender from time to time party hereto (collectively, the "Lenders" and
                                                               -------
individually, a "Lender"), and FIRST HAWAIIAN BANK, as Agent, Swing Line Lender
                 ------
and L/C Issuer.

         The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                  ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Administrative Questionnaire" means an Administrative Questionnaire in
          ----------------------------
a form supplied by the Agent.

         "Affiliate" means, without duplication, any Person directly or
          ---------
indirectly controlling, controlled by, or under direct or indirect common control with, the Borrower, except a Subsidiary. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means First Hawaiian Bank in its capacity as administrative
          -----
agent under any of the Loan Documents, or any successor administrative agent.

         "Agent's Office" means the Agent's address and, as appropriate, account
          --------------
as set forth on Schedule 10.02, or such other address or account as the Agent
                --------------
may from time to time notify to the Borrower and the Lenders in writing.

         "Aggregate Commitments" means the Commitments of all the Lenders. The
          ---------------------
initial amount of the Aggregate Commitments in effect on the Closing Date is $225,000,000. The Aggregate Commitments may be increased or decreased from time to time as provided herein, including as a result of a Commitment Reallocation.

         "Aggregate Matson Commitments" means, as of any date of determination,
          ----------------------------
the "Aggregate Commitments" (as such term is defined in the Matson Credit Agreement) in effect on such date.

         "Agreement" means this Credit Agreement.
          ---------

         "Applicable Percentage" means with respect to any Lender at any time,
          ---------------------
the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if
                                                            ------------
the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or other
               -------------
documentation pursuant to which such Lender becomes a party hereto, as applicable.

         "Applicable Rate" means with respect to the Facility Fee, the
          ---------------
Eurodollar Rate and the Letter of Credit Fee, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

 Pricing     Debt Ratings         Facility                       Letter of
  Level      S&P/Moody's            Fee        Eurodollar Rate   Credit Fee

   1        A-/A3 or better        0.075%           0.225%         0.225%
   2           BBB+/Baa1           0.100%           0.275%         0.275%
   3            BBB/Baa2           0.125%           0.375%         0.375%
   4       BBB-/Baa3 or worse      0.150%           0.475%         0.475%

                  (a) If the Borrower maintains more than one Debt Rating and
         (i) the respective Debt Ratings differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 4 being the lowest); and (ii) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; and (b) if the Borrower does not have any Debt Rating, Pricing Level 4 shall apply.

Each change in the Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective upon the public announcement thereof and shall apply throughout the period ending on the date immediately preceding the effective date of the next such change, if any.

         "Approved Fund" means any Fund that is administered or managed by (a) a
          -------------
Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

         "Arranger" means First Hawaiian Bank, in its capacity as joint lead
          --------
arranger and co-book manager.

         "Assignee Group" means two or more Eligible Assignees that are
          --------------
affiliates of one another or two or more Approved Funds managed by the same investment advisor.

         "Assignment and Assumption" means an assignment and assumption entered
          -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Agent, in substantially the
            ----------------
form of Exhibit E or any other form approved by the Agent.
        ---------

         "Audited Financial Statements" means the audited consolidated balance
          ----------------------------
sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Authorized Officer" means any officer of the Borrower designated as an
          ------------------
"Authorized Officer" for the purpose of this Agreement in a certificate executed by one of the Borrower's then existing Authorized Officers (as previously identified to the Agent). Any action taken under this Agreement on behalf of the Borrower by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Borrower and whom the Agent or any of the Lenders in good faith believes to be an Authorized Officer of the Borrower at the time of such action shall be binding on the Borrower even though such individual shall have ceased to be an Authorized Officer of the Borrower, unless the Borrower shall have provided the Agent with a certificate executed by one of the Borrower's then existing Authorized Officers (as previously identified to the Agent) indicating that such individual is no longer an "Authorized Officer."

         "Availability Period" means the period from and including the Closing
          -------------------
Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of
                                      ------------
termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
                                                            ------------

         "Base Rate" means for any day a fluctuating rate per annum equal to the
          ---------
higher of (a) the Federal Funds Rate for borrowings by national banks as determined by the Agent plus one-half of one percent (1/2%) or (b) the lending rate of interest per annum announced publicly by First Hawaiian Bank from time to time as its "Prime Interest Rate", which rate shall not necessarily be the best or the lowest rate charged by First Hawaiian Bank from time to time. In the event that any time or times the prime interest rate is discontinued and replaced by First Hawaiian Bank by a comparable rate (hereinafter called the "Comparable Rate"), then for purposes hereof, the Comparable Rate shall be substituted in place of the discontinued rate; provided, however that if there
                                               --------  -------
is no replacement of the discontinued rate by a Comparable Rate, then the discontinued rate shall be replaced by the primary index rate from time to time established by First Hawaiian Bank for the guidance of its lending officers in pricing commercial loans.

         "Base Rate Loan" means a Committed Loan that bears interest based on
          --------------
the Base Rate.

         "Borrower" has the meaning specified in the introductory paragraph
          --------
hereto.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as
          ---------
the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day
          ------------
on which commercial banks are authorized to close under the laws of, or are in fact closed in, Honolulu, Hawaii or the state where the Agent's Office is located and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capitalized Lease Obligation" means, with respect to any Person, any
          ----------------------------
rental obligation of such Person which, under GAAP, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

         "Change in Law" means the occurrence, after the date of this Agreement,
          -------------
of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority (including any change in any requirements to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities")) or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

         "Change of Control" means an event or series of events by which: (a)
          -----------------
any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of more than 50% of the equity securities of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis; or (b) during any period of 24 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals who were either
(i) nominated by the management of the Borrower or by persons who were members of that board of directors as of the Closing Date or members elected by a majority of such members or (ii) appointed by directors so nominated.

         "Closing Date" means December 28, 2006.
          ------------

         "Code" means the Internal Revenue Code of 1986.
          ----

         "Commitment" means, as to each Lender, its obligation to (a) make
          ----------
Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase
                                            ------------
participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in
                                                           -------------
the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Commitment Reallocation" has the meaning specified in Section 2.15.
          -----------------------                               ------------

         "Commitment Reallocation Notice" means a request by the Borrower for a
          ------------------------------
Commitment Reallocation pursuant to Section 2.15 substantially in the form of
                                    ------------
Exhibit D.
---------

         "Committed Borrowing" means a borrowing consisting of simultaneous
          -------------------
Committed Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
                                                                 ------------

         "Committed Loan" has the meaning specified in Section 2.01.
          --------------

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
          ---------------------
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Loans, pursuant to Section 2.02(a), which, if in
                                              ---------------
writing, shall be substantially in the form of Exhibit A.
                                               ---------

         "Consolidated Interest Expense" means the sum of all amounts that
          -----------------------------
would, in accordance with GAAP, be deducted in computing Consolidated Net Income for the fiscal periods in question on account of interest, including without limitation, imputed interest in respect of Capitalized Lease Obligations, fees in respect of letters of credit and bankers' acceptance financing and amortization of debt discount and expense.

         "Consolidated Net Income" means the consolidated gross revenues of the
          -----------------------
Borrower and Subsidiaries for the period in question, less all operating and non-operating expenses, including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any (i) gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion, exchange or other disposition of capital assets (i.e., assets other than current assets) other than real property sold for cash, cash equivalents or other property or tangible assets by the Borrower or the Property Subs in the ordinary course of their Property Development Activities, (ii) gains resulting from the write-up of assets, (iii) equity in the unremitted earnings of any other Person (other than of Subsidiaries) or (iv) net income, gain or loss during such period from any change in accounting, from any Discontinued Operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, all determined in accordance with GAAP.

         "Consolidated Net Income Before Taxes" means Consolidated Net Income
          ------------------------------------
for the period in question plus the sum of all deferred and current Federal, state, local and foreign taxes that are deducted in accordance with GAAP in computing Consolidated Net Income for such period.

         "Consolidated Shareholders' Equity" means, at any time of determination
          ---------------------------------
thereof, for the Borrower and Subsidiaries determined in accordance with GAAP, the sum of (i) consolidated shareholders' equity, and (ii) any consolidated mezzanine equity (or other temporary or non-permanent equity) resulting from the application of Statement of Financial Accounting Standards No. 123R, and related stock based compensation awards issued to management which are puttable upon a change of control; any determination of Consolidated Shareholders' Equity shall exclude all non-cash adjustments to Consolidated Shareholders' Equity resulting from the application of Statement of Financial Accounting Standards No. 158 (Employers' Accounting for Defined Benefit Pension and Other Postretirement Benefit Plans), provided that for periods ending on or before December 31, 2006, such non-cash adjustments shall not exceed $50,000,000.

         "Consolidated Total Assets" means, at any time of determination
          -------------------------
thereof, the consolidated total assets of the Borrower and Subsidiaries determined in accordance with GAAP.

         "Credit Extension" means each of the following: (a) a Borrowing and
          ----------------
(b) an L/C Credit Extension.

         "Debt" means, as to any Person at the time of determination thereof
          ----
without duplication, (a) any indebtedness of such Person (i) for borrowed money, including commercial paper and revolving credit lines, (ii) evidenced by bonds, debentures or notes or otherwise representing extensions of credit, whether or not representing obligations for borrowed money or (iii) for the payment of the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, regardless of when such liability or other obligation is due and payable, (b) Capitalized Lease Obligations of such Person, (c) Guarantees, assumptions and endorsements by such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) of Debt of another Person of the types described in clauses (a) and
(b) hereof, and (d) Debt of another Person of the types described in clauses (a) and (b) hereof that is secured by Liens on the property or other assets of such Person. "Debt" shall not include (i) a reimbursement obligation incurred in connection with a standby letter of credit issued in support of trade payables or as condition to receiving a governmental entitlement, a performance bond or a performance guaranty, in each case to the extent such reimbursement obligation is contingent or (ii) in the case of the Borrower, a Guarantee of up to $25,000,000 of revolving debt of Hawaii Sugar & Transportation Cooperative.

         "Debt to EBITDA Ratio" means, as at any time of determination thereof,
          --------------------
the ratio of (i) all Debt of the Borrower and Subsidiaries on a consolidated basis to (ii) EBITDA for the four consecutive fiscal quarter period then most recently ended.

         "Debt Rating" means, as of any date of determination, the non-credit
          -----------
enhanced, senior unsecured long-term debt rating as determined by S&P or Moody's (collectively, the "Debt Ratings") of the Borrower.
                    ------------

         "Debtor Relief Laws" means the Bankruptcy Code of the United States,
          ------------------
and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of
          -------
Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means (a) when used with respect to Obligations other
          ------------
than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus
                                                                        ----
(ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2%
                                                                ----
per annum; provided, however, that with respect to a Eurodollar Loan, the
           --------  -------
Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
     ----

         "Defaulting Lender" means any Lender that (a) has failed to fund any
          -----------------
portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Discontinued Operations" shall have the meaning provided pursuant to
          -----------------------
GAAP, provided that any sale or condemnation of real estate which is treated as a discontinued operation pursuant to GAAP shall be treated as a sale of a continuing operation to the extent the net proceeds of such sale or condemnation have been reinvested in real estate within twelve months from the date of sale or condemnation.

         "Dollar" and "$" mean lawful money of the United States.
          ------       -

         "EBITDA" means, for any period, Consolidated Net Income Before Taxes
          ------
for such period plus, to the extent deducted in the calculation thereof, Consolidated Interest Expense, depreciation and amortization.

         "Eligible Assignee" means any Person that meets the requirements to be
          -----------------
an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents,
                  ---------------------  ---     ----
if any, as may be required under Section 10.06(b)(iii)).
                                 ---------------------

         "Environmental and Safety Laws" means all Federal, state and local
          -----------------------------
laws, regulations and ordinances, relating to the discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including, without limitation, CERCLA, the Hazardous Materials Transportation Act
(49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.).

         "Environmental Liabilities and Costs" means as to any Person, all
          -----------------------------------
liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

         "ERISA" means the Employee Retirement Income Security Act of 1974.
          -----

         "ERISA Affiliate" means any corporation which is a member of the same
          ---------------
controlled group of corporations as the Borrower within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Borrower within the meaning of section 414(c) of the Code.

         "Eurodollar Loan" means a Committed Loan that bears interest at a rate
          ---------------
based on the Eurodollar Rate.

         "Eurodollar Rate" means, for any Interest Period with respect to a
          ---------------
Eurodollar Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially
             ---------
available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered to the Agent by major banks in the London interbank eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

         "Event of Default" has the meaning specified in Section 8.01.
          ----------------                               ------------

         "Excluded Taxes" means, with respect to the Agent, any Lender, the L/C
          --------------
Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any
                                                     -------------
withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to
                                                    ---------------
the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).
            ---------------

         "Existing Indebtedness" means the obligations of the Borrower
          ---------------------
identified on Schedule 1.01A.
              --------------

         "Existing Letters of Credit" means those letters of credit set forth on
          --------------------------
Schedule 1.01B.
--------------

         "Federal Funds Rate" means, for any day, the rate per annum equal to
          ------------------
the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day,
                          --------
the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to First Hawaiian Bank on such day on such transactions as determined by the Agent.

         "Fee Letter" means the administrative fee letter agreement, dated
          ----------
October 3, 2006, among the Borrower, the Agent and the Arranger.

         "Foreign Lender" means any Lender that is organized under the laws of a
          --------------
jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FRB" means the Board of Governors of the Federal Reserve System of the
          ---
United States.

         "Fund" means any Person (other than a natural person) that is (or will
          ----
be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United
          ----
States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means the government of the United States or
          ----------------------
any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "Guarantee" means, without duplication, any obligation, contingent or
          ---------
otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the primary obligor) in any manner, directly or indirectly, and including any obligation:
(a) to make any loan, advance or capital contribution, or for the purchase of any property from, any Person, in each case for the purpose of enabling such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses except for advances, deposits and initial payments made in the usual and ordinary course of business for the purchase or acquisition of property or services; (b) to purchase materials, supplies or other property or services if such obligation requires that payment for such materials, supplies or other property or services be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered; (c) to rent or lease (as lessee) any real or personal property (except for leases in effect on December 31, 2005) if such obligation is absolute and unconditional under conditions not customarily found in commercial leases then in general use; or (d) of any partnership or joint venture in which such Person is a general partner or joint venturer if such obligation is not expressly non-recourse to such Person; but excluding a completion guarantee issued in connection with a real estate development project to the extent contingent and not constituting a direct or indirect obligation to re-pay Debt.

         "Hazardous Materials" means (a) any material or substance defined as or
          -------------------
included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" or any other formulations intended to define, list or classify substances by reason of their deleterious properties,
(b) any oil, petroleum or petroleum derived substance, (c) any flammable substances or explosives, (d) any radioactive materials, (e) asbestos in any form, (f) electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (g) pesticides or (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental agency or authority or which may or could pose a hazard to the health and safety of persons in the vicinity thereof.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.
          -----------------

         "Indemnitees" has the meaning specified in Section 10.04(b).
          -----------                               ----------------

         "Information" has the meaning specified in Section 10.07.
          -----------                               -------------

         "Interest Payment Date" means, (a) as to any Eurodollar Loan, the last
          ---------------------
day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds
--------  -------
three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the first Business Day after the end of each March, June, September and December and the Maturity Date; and (c) as to any Swing Line Loan, the date(s) agreed by the Swing Line Lender and the Borrower after the giving of a Swing Line Notice by the Borrower and before the making of a Swing Line Loan by the Swing Line Lender.

         "Interest Period" means, as to each Eurodollar Loan, the period
          ---------------
commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date two weeks or one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
             --------

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "ISP" means, with respect to any Letter of Credit, the "International
          ---
Standby Practices 1998" published by the International Chamber of Commerce Publication 590 (or such later version thereof as may be in effect at the time of issuance).

         "Issuer Documents" means with respect to any Letter of Credit, the
          ----------------
Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to such Letter of Credit.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the
          --------------------
issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C Issuer" means, as the context requires, (a) First Hawaiian Bank in
          ----------
its capacity as issuer of Letters of Credit hereunder (including certain Existing Letters of Credit), (b) solely with respect to (i) certain Existing Letters of Credit issued by Bank of America, N.A. and (ii) to the extent that First Hawaiian Bank is unable to issue such Letters of Credit hereunder, Bank of America, N.A., as issuer of such Letters of Credit, and (c) any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate
          ---------------
amount available to be drawn under all outstanding Letters of Credit plus the
                                                                     ----
aggregate of all Unreimbursed Amounts. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of
                                              ------------
this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lender" has the meaning specified in the introductory paragraph hereto
          ------
and, as the context requires, includes the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such
          --------------
Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Agent.

         "Letter of Credit" means any letter of credit issued hereunder and
          ----------------
shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement for
          ----------------------------
the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days
          --------------------------------
prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning specified in Section 2.03(i).
          --------------------                               ---------------

         "Letter of Credit Sublimit" means an amount equal to the lesser of (a)
          -------------------------
$100,000,000 and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, deed of trust, pledge, security interest,
          ----
encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any purchase money mortgage, conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement (exclusive of filings for precautionary purposes only) under the Uniform Commercial Code of any jurisdiction).

         "Loan" means an extension of credit by a Lender to the Borrower under
          ----
Article II in the form of a Committed Loan or a Swing Line Loan.
----------

         "Loan Documents" means this Agreement, each Note, each Issuer Document,
          --------------
and the Fee Letter.

         "Material Adverse Effect" means (a) a material adverse change in, or a
          -----------------------
material adverse effect upon, on the business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect on the material rights and remedies of the Lenders, which material adverse effect was not caused by any Lender.

         "Matson" means Matson Navigation Company, Inc., a wholly owned
          ------
subsidiary of the Borrower.

         "Matson Credit Agreement" means that certain credit agreement dated as
          -----------------------
of the date hereof among Matson Navigation Company, Inc., as borrower, the lenders party thereto and First Hawaiian Bank, as administrative agent.

         "Matson Subsidiary" means any Subsidiary a majority of the Voting Stock
          -----------------
of which is owned by Matson, either directly or through Matson Subsidiaries.

         "Maturity Date" means December 28, 2011. If such date is not a
          -------------
Business Day, the Maturity Date shall be the next preceding Business Day.

         "Moody's" means Moody's Investors Service, Inc. and any successor
          -------
thereto.

         "Multiemployer Plan" means any Plan which is a "multiemployer plan" (as
          ------------------
such term is defined in section 4001(a)(3) of ERISA).

         "Net Operating Income from Unencumbered Investment Properties" means,
          ------------------------------------------------------------
for any period, the consolidated revenues attributable to Unencumbered Investment Properties less operating expenses, real property taxes, taxes on gross revenue, common area maintenance expenses, ground and other rents, other rental expenses, and charges for property management related thereto, but in no event shall take into account tenant deposits, refunds of tenant deposits, tenant improvements paid for by the Borrower or Subsidiaries, reimbursement by tenants to the Borrower or Subsidiaries for tenant improvements paid for by the Borrower or Subsidiaries, allowances for bad debts, gains or losses from the sales of leased property, depreciation and amortization, overhead allocations that are not directly associated with the property, or state and federal income taxes.

         "non-Matson Subsidiaries" means Subsidiaries of the Borrower other than
          -----------------------
Matson, any successor thereof and Matson Subsidiaries.

         "Note" means a promissory note made by the Borrower in favor of a
          ----
Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
---------

         "Obligations" means all advances to, and debts, liabilities,
          -----------
obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising under any Loan Document and including interest and fees that accrue after the commencement by or against the Borrower or any Subsidiary or Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Officer's Certificate" means a certificate signed in the name of the
          ---------------------
Borrower by an Authorized Officer of the Borrower.

         "Outstanding Amount" means (i) with respect to Committed Loans and
          ------------------
Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

         "Participant" has the meaning specified in Section 10.06(d).
          -----------                               ----------------

         "PBGC" means the Pension Benefit Guaranty Corporation.
          ----

         "Permitted Assets" means (a) where any Property Sub or any assets of a
          ----------------
Property Sub or of the Borrower (other than capital stock of Matson or any successor thereof) have been sold or otherwise transferred, assets, including real estate, to be used by the Borrower or any Property Sub in conducting Property Development Activities, the Property Management Business or the food products business and (b) in all other instances, assets, including real estate, to be used in conducting Property Development Activities, the Property Management Business, the food products business or the ocean transportation business.

         "Permitted Debt" means (a) any unsecured Debt of the Borrower or a
          --------------
Subsidiary (exclusive of Debt owed to the Borrower or a Subsidiary) as selected by the Borrower, so long as the aggregate amount of all proceeds from sales or other dispositions which are made after December 31, 2005 pursuant to clauses
(d), (e) or (f) of Section 7.04 and that are applied to the prepayment such
                   ------------
unsecured debt pursuant to this clause (a), do not exceed $150,000,000 and (b) after the $150,000,000 basket in clause (a) has been fully utilized, all unsecured Debt of the Borrower and Subsidiaries (exclusive of any Debt owed to the Borrower or a Subsidiary thereof) on a pro rata basis.

         "Person" means any natural person, corporation, limited liability
          ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee pension benefit plan" (as such term is
          ----
defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any ERISA Affiliate.

         "Priority Debt" means, at any time of determination and without
          -------------
duplication, the sum of (a) Debt secured by Liens incurred pursuant to Section
                                                                       -------
7.02(f), plus (b) Debt of the Borrower or any non-Matson Subsidiary owed to
-------  ----
Matson, any successor thereof or a Matson Subsidiary (other than for cash management purposes in accordance with the Borrower's standard cash management policies) plus (c) Debt of Subsidiaries (other than (i) Guarantees of Debt of the Borrower so long as each such Subsidiary has guaranteed the Obligations,
(ii) Guarantees by Matson and Matson Subsidiaries of Debt of Matson, Matson Subsidiaries and Third Parties and (iii) Debt of a non-Matson Subsidiary to Matson or a Matson Subsidiary that was incurred for cash management purposes in accordance with the Borrower's standard cash management policies and (iv) Debt of Matson and Matson Subsidiaries (A) of the type specified in Section 7.02(c)
                                                               ---------------
or (B) that is unsecured and is not (1) guaranteed by the Borrower or any non-Matson Subsidiary or (2) a Guarantee by Matson, any successor or any Matson Subsidiary of Debt of the Borrower or any non-Matson Subsidiary).

         "Priority Debt Limit" means, at any time of determination, the sum of
          -------------------
(i) $155,000,000 and (ii) $2,500,000 multiplied by the number of complete fiscal quarters ended subsequent to June 30, 2006.

         "Property Development Activities" means land acquisition and
          -------------------------------
development activities, the principal objective of which is to acquire and develop real property for sale or other disposition.

         "Property Management Business" means the managing, leasing, selling and
          ----------------------------
purchasing of real property.

         "Property Subs" means non-Matson Subsidiaries that exist on the date
          -------------
hereof or that are subsequently formed or acquired and, in each case, whose principal business activities are to engage in Property Development Activities.

         "Register" has the meaning specified in Section 10.06(c).
          --------                               ----------------

         "Related Parties" means, with respect to any Person, such Person's
          ---------------
affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's affiliates.

         "Request for Credit Extension" means (a) with respect to a Borrowing,
          ----------------------------
conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, Lenders
          ----------------
having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the
                                            ------------
aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total
             --------
Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means each of the treasurer, the chief financial
          -------------------
officer and chief legal officer of the Borrower and any other officer of the Borrower whose responsibilities include monitoring the Borrower's compliance with the provisions of this Agreement. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

         "Restricted Payments" has the meaning specified in Section 7.12.
          -------------------                               ------------

         "S&P" means Standard & Poor's Ratings Services, a division of The
          ---
McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental
          ---
Authority succeeding to any of its principal functions.

         "Significant Subsidiary" means any direct or indirect Subsidiary of the
          ----------------------
Borrower, the net worth of which is, on the date of determination, 5% or more of Consolidated Shareholders' Equity.

         "Subsidiary" means, as to any Person, any company, whether operating as
          ----------
a corporation, joint venture, partnership, limited liability company or other entity, which is consolidated with such Person in accordance with GAAP. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant
          --------------------
to Section 2.04.
   ------------

         "Swing Line Lender" means First Hawaiian Bank in its capacity as
          -----------------
provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).
          ---------------                               ---------------

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing
          ----------------------
pursuant to Section 2.04(b), which, if in writing, shall be substantially in the
            ---------------
form of Exhibit B.
        ---------

         "Swing Line Sublimit" means an amount equal to the lesser of (a)
          -------------------
$30,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Taxes" means all present or future taxes, levies, imposts, duties,
          -----
deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "Third Party" means any Person other than the Borrower and its
          -----------
Subsidiaries.

         "Total Investment Property Value" means, as of any date of
          -------------------------------
determination, the aggregate book value of all developed real estate owned in fee by the Borrower and non-Matson Subsidiaries, in each case as of the date of acquisition or completion of construction thereof.

         "Total Outstandings" means the aggregate Outstanding Amount of all
          ------------------
Loans and all L/C Obligations.

         "Type" means, with respect to a Committed Loan, its character as a Base
          ----
Rate Loan or a Eurodollar Loan.

         "Undeveloped Land" means (a) land owned in fee by the Borrower or any
          ----------------
Subsidiary (exclusive of Matson and Matson Subsidiaries) as of December 31, 2005 which at the time of determination has not been developed for commercial or residential purposes, (b) land acquired by the Borrower or any Subsidiary (exclusive of Matson and Matson Subsidiaries) subsequent to December 31, 2005 pursuant to a Code section 1031 like-kind exchange (in exchange for land described in clause (a) or (b) of this definition) which at the time of determination has not been developed for commercial or residential purposes, or
(c) capital stock or other equity interests of a Subsidiary which owns as its principal asset, directly or indirectly, Undeveloped Land described in clause
(a) or (b) of this definition.

         "Unencumbered Investment Properties" means developed real estate owned
          ----------------------------------
in fee by the Borrower and non-Matson Subsidiaries which is not subject to a mortgage or any other Lien, other than Liens described in clauses (a) or (b) of
Section 7.02.
------------

         "Unencumbered Investment Property Value" means, as of any date of
          --------------------------------------
determination, the aggregate book value of all Unencumbered Investment Properties, in each case as of the date of acquisition or completion of construction thereof.

         "United States" and "U.S." mean the United States of America.
          -------------       ----

         "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).
          -------------------                               ------------------

         "Voting Stock" means any shares of stock (or comparable equity
          ------------
securities) whose holders are entitled under ordinary circumstances to vote for the election of directors (or comparable persons), irrespective of whether at the time stock (or comparable equity securities) of any other class or classes shall have or might have voting power by reason of the happening of any contingency.

         1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and
                                               -------    --------
         "including" shall be deemed to be followed by the phrase "without
          ---------
         limitation." The word "will" shall be construed to have the same
                                ----
         meaning and effect as the word "shall." Unless the context requires
                                         -----
         otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any articles of incorporation, bylaws or similar organizational documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words
                                   ------    ------       ---------
         of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have
                             -----       --------
         the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and
                                                                --------
         including;" the words "to" and "until" each mean "to but excluding;"
         ---------              --       -----             ----------------
         and the word "through" means "to and including."
                       -------         ----------------

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                  (d) All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the Agent to prohibit, through equitable action or otherwise the taking of any action by the Borrower or any Subsidiary that would result in a Default. For the avoidance of doubt, if a particular action or condition is expressly permitted by an exception to a covenant and is not expressly prohibited by another provision in the same covenant, the taking of such action or the existence of such condition shall not result in a Default under such covenant.

         1.03     Accounting Terms. (a) Generally. All accounting terms not
                                        ---------
specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.
                   ------

         (b) Changes in GAAP. If at any time any change in GAAP would affect the
             ---------------
computation of any financial ratio or requirement set forth in any Loan Document, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be
-------- ----
computed in accordance with GAAP prior to such change therein.

         1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Hawaii time (daylight or standard, as applicable).

         1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of an outstanding Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided,
                                                                   --------
however, that with respect to any Letter of Credit that, by its terms or the
-------
terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof without the consent of the L/C Issuer, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                    ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a
"Committed Loan") to the Borrower from time to time, on any Business Day during
 --------------
the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that
                                                    --------  -------
after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage
                                      ----
of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable
                                                  ----
Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed the amount of such Lender's Commitment. Subject to the terms and conditions hereof, the Borrower may borrow Committed Loans under this Section 2.01, repay
                                                           ------------
or prepay such Committed Loans, reborrow such Committed Loans and borrow other Committed Loans under this Section 2.01. Committed Loans may be Base Rate Loans
                           ------------
or Eurodollar Loans, as further provided herein.

         2.02     Borrowings, Conversions and Continuations of Committed Loans.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Loans shall be made upon the Borrower's irrevocable notice to the Agent, which may be given by telephone. Each such notice must be received by the Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of any Borrowing of Eurodollar Loans and (ii) three Business Days prior to the requested date of any Borrowing of Base Rate Loans, of any conversion to or continuation of Eurodollar Loans or of any conversion of Eurodollar Loans to Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be
                                                   ---------------
confirmed promptly (and in any event within one (1) Business Day) by delivery to the Agent of a written Committed Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections
                                                                        --------
2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be
-------     -------
in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of a Eurodollar Loan, then the applicable Committed Loan shall be made as, or converted to, Base Rate Loans, unless such Committed Loan was a Eurodollar Loan, in which case such Committed Loan shall be continued as a Eurodollar Loan with an Interest Period of one month. Any such automatic conversion to a Base Rate Loan and any such continuation of a Eurodollar Loan, in either case, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Loans in any such Committed Loan Notice, but the Borrower fails to specify an Interest Period for such Committed Loan or continuation of a Eurodollar Loan, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Eurodollar Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Agent in immediately available funds at the Agent's Office not later than 10:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section
                                                                         -------
4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the
----                                                          ------------
Agent shall make all funds so received available to the Borrower in like funds as received by the Agent either by (i) crediting the account of the Borrower on the books of First Hawaiian Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Borrower.

         (c) Except as otherwise provided herein, a Eurodollar Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Loans without the consent of the Required Lenders.

         (d) The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Lenders of any change in First Hawaiian Bank's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect at any single time with respect to Eurodollar Loans.

         2.03     Letters of Credit.

         (a) The Letter of Credit Commitment.
             -------------------------------

                  (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business
                           ------------
         Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit
                     --------
         Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus
                                                                            ----
         such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the
                          ----
         Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                           (A) subject to Section 2.03(b)(iii), the expiry date
                                          --------------------
                  of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                           (B) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer applicable to letters of credit generally;

                           (C) except as otherwise agreed by the Agent and the
                  L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

                           (D) such Letter of Credit is to be denominated in a
                  currency other than Dollars; or

                           (E) a default by any Lender of its obligations to
                  fund under Section 2.03(c) exists or any Lender is at such
                             ---------------
                  time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article IX with respect to
                                                     ----------
         any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Agent" as used in Article IX included the L/C Issuer with
                                     ----------
         respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

         (b) Procedures for Issuance and Amendment of Letters of Credit;
             -----------------------------------------------------------
Auto-Extension Letters of Credit.
--------------------------------

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the stated amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended;
         (B) the proposed date of amendment thereof (which shall be a Business
         Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Agent may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be
                                            ----------
         satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit");
                                         -------------------------------
         provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such
                                -------------------------
         twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall
                                 --------  -------
         not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of
         Section 2.03(a) or otherwise), or (B) it has received notice (which may
         ---------------
         be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension or
         (2) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied,
                                            ------------
         and in each such case directing the L/C Issuer not to permit such extension.

                  (iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an "Auto-Reinstatement
                                                         ------------------
         Letter of Credit"). Unless otherwise directed by the L/C Issuer, the
         ----------------
         Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the "Non-Reinstatement Deadline"), the L/C
                                       --------------------------
         Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is
                                                               ------------
         not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

                  (v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment and any other Issuer Documents related thereto and not previously provided to the Borrower.

         (c) Drawings and Reimbursements; Funding of Participations.
             ------------------------------------------------------

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse
                                     ----------
         the L/C Issuer through the Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed
                                                            ------------
         Amount"), and the amount of such Lender's Applicable Percentage
         ------
         thereof. In such event, and in lieu of the obligation of the Borrower to reimburse the L/C Issuer as provided in the immediately preceding sentence the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the conditions for extensions of credit in Section 4.02 or the minimum and
                                                ------------
         multiples specified in Section 2.02 for the principal amount of Base
                                ------------
         Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments. If any Unreimbursed Amount is not fully refinanced by a Committed Borrowing of Base Rate Loans because a Committed Borrowing of Base Rate Loans cannot be made for any reason, then each Lender shall fund its participation interest in the unreimbursed drawing under such Letter of Credit promptly on notice from the Administrative Agent by making funds available to the Agent for the account of the L/C Issuer at the Agent's Office in an amount equal to such Lender's Applicable Percentage of such Unreimbursed Amount. Any notice given by the L/C Issuer or the Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately
              ------------------
         confirmed in writing; provided that the lack of such an immediate
                               --------
         confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender shall upon any notice pursuant to Section
                                                                     -------
         2.03(c)(i) make funds available to the Agent for the account of the L/C
         ----------
         Issuer at the Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Agent. The Agent shall remit the funds so received to the L/C Issuer.

                  (iii) Until each Lender funds its Committed Loan or its participation interest pursuant to this Section 2.03(c) to reimburse
                                                 ---------------
         the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (iv) Each Lender's obligation to make Committed Loans or to fund its participation interest, as contemplated by this Section
                                                                  -------
         2.03(c), shall be absolute and unconditional and shall not be affected
         -------
         by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No funding of any participation interest by a Lender pursuant to this Section 2.03(c) shall relieve or otherwise impair the
                          ---------------
         obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (v) If any Lender fails to make available to the Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the
                                                      ---------------
         time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled
                           -------------------
         to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or such Lender's funding of its participation interest, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations by the Lenders.
             ------------------------------------------

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's payment for its participation interest in such Letter of Credit, if the Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise), the Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Agent.

                  (ii) If any payment received by the Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be
                                    ------------------
         returned under any of the circumstances described in Section 10.05
                                                              -------------
         (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse
             --------------------
the L/C Issuer for each drawing under each Letter of Credit and to repay each Unreimbursed Amount under any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in
             ------------------
paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or
(iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however,
                                                            --------  -------
that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e);
                                                       ---------------
provided, however, that anything in such clauses to the contrary
--------  -------
notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Letters of Credit Issued for Subsidiaries. Notwithstanding that a
             -----------------------------------------
Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

         (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by
             ----------------------------
the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Agent for the
             ---------------------
account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the
                 --------------------
Applicable Rate times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand,
(ii) computed on a quarterly basis in arrears and (iii) computed for the actual number of days that such Letters of Credit are outstanding during the applicable quarter. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C
             ------------------------------------------------------------------
Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a
------
fronting fee with respect to each issuance or amendment of a Letter of Credit, at a rate and at the times separately agreed between the Borrower and the L/C Issuer. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Issuer Documents. In the event of any conflict
             ------------------------------
between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

         2.04     Swing Line Loans.

         (a) The Swing Line. Subject to the terms and conditions set forth
             --------------
herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a
                                ------------
"Swing Line Loan") to the Borrower from time to time on any Business Day during
 ---------------
the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after
                                                   --------  -------
giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of
                                   ----
the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable
                                               ----
Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use
                              --------  -------
the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Prior to a refinancing of a Swing Line Loan or the funding of a risk participation in Swing Line Loans, in either case, pursuant to Section 2.04(c),
                                                               ---------------
it is understood and agreed that the outstanding Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Swing Line Lender, may exceed the amount of such Lender's Commitment. Subject to the other terms and conditions hereof, the Borrower may borrow Swing Line Loans under this Section 2.04, repay or prepay
                                                ------------
such Swing Line Loans, reborrow such Swing Line Loans and borrow other Swing Line Loans under this Section 2.04. Immediately upon the making of a Swing Line
                      ------------
Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.
           -----

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon
             --------------------
the Borrower's irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 10:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly (and in any event within one (1) Business Day) by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by an Authorized Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the
                                 ---------------
applicable conditions specified in Article IV is not then satisfied, then,
                                   ----------
subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

         (c) Refinancing of Swing Line Loans.
             -------------------------------

                  (i) At any time after the date of repayment of any Swing Line Loan that was agreed between the Borrower and the Swing Line Lender following the giving of the Swing Line Loan Notice and before the making of such Swing Line Loan, to the extent that all or any portion of such Swing Line Loan has not been repaid by the Borrower on the agreed date for repayment, the Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding (which Base Rate Loans shall be used to refinance such Swing Line Loans). Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of
         Section 2.02, without regard to the minimum and multiples specified
         ------------
         therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower
                  ------------
         with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent's Office not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so
                                       -------------------
         makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Swing Line Lender. To the extent that a Swing Line Loan has been refinanced with a Borrowing of Base Rate Loans pursuant to this Section 2.04(c)(i), such Swing Line Loan shall be deemed repaid
                      ----------
         for all purposes herein.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section
                                                                     -------
         2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line
         ----------
         Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall
                                                      ------------------
         be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section
                                                                  -------
         2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line
         -------                          ------------------
         Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not
              ---------------
         be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each
                                              --------  -------
         Lender's obligation to make Committed Loans pursuant to this Section
                                                                      -------
         2.04(c) is subject to the conditions set forth in Section 4.02. No such
         -------                                           ------------
         funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d) Repayment of Participations.
             ---------------------------

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement
                      -------------
         entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender
             -----------------------------------------
shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any
        ------------
Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all
             --------------------------------------
payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05     Prepayments.

         (a) The Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent
                    --------
not later than 11:00 a.m. (A) four Business Days prior to any date of prepayment of Eurodollar Loans and (B) three Business Days prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Loans are to be prepaid, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If the Borrower gives a prepayment notice, then the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
                                                                   ------------
Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

         (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such
                                                      --------
notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $50,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments, the Borrower shall immediately prepay Loans and/or cash collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to cash collateralize
--------  -------
the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment
                                     ---------------
in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

         2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such
                                                   --------
notice shall be received by the Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.07     Repayment of Loans.

         (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) Except to the extent previously refinanced with a Base Rate Loan pursuant to Section 2.04(c), the Borrower shall repay each Swing Line Loan on
            ---------------
the earlier to occur of (i) the date agreed between the Borrower and the Swing Line Lender after the giving of a Swing Line Notice by the Borrower and before the making of a Swing Line Loan by the Swing Line Lender (which date shall not be greater than ten Business Days after such Loan is made) and (ii) the Maturity Date.

         2.08     Interest.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall
                     ----
bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate agreed between the Borrower and the Swing Line Lender after the giving of a Swing Line Notice by the Borrower and before the making of a Swing Line Loan by the Swing Line Lender.

         (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

                  (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document (including any Unreimbursed Amount that is not refinanced by a Committed Borrowing of Base Rate Loans pursuant to Section 2.03(c)(i)) is not paid when due (without
                           ------------------
         regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

                  (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable laws.

                  (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09     Fees.  In addition to certain fees described in subsections
(i) and (j) of Section 2.03:
               ------------

         (a) Facility Fee. The Borrower shall pay to the Agent for the account
             ------------
of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate
                             -----
Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall
                                              ----------
be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) Other Fees. The Borrower shall pay to the Agent for its own
             ----------
accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by First Hawaiian Bank's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same
                              --------
day on which it is made shall, subject to Section 2.12(a), bear interest for one
                                          ---------------
day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         2.11     Evidence of Debt.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.

         2.12     Payments Generally; Agent's Clawback.

         (a) General. All payments to be made by the Borrower shall be made
             -------
without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the Agent's Office in Dollars and in immediately available funds not later than 10:00 a.m. on the date specified herein. The Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Agent after 10:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (b) (i) Funding by Lenders; Presumption by Agent. Unless the Agent
                 ----------------------------------------
shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date prior to the date of such Committed Borrowing) that such Lender will not make available to the Agent such Lender's share of such Committed Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with
Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that
------------
such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make
            ------------
available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

         (ii) Payments by Borrower; Presumptions by Agent. Unless the Agent
              -------------------------------------------
shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) Failure to Satisfy Conditions Precedent. If any Lender makes
             ---------------------------------------
available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made
                                    ----------
available to the Borrower by the Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in
                              ----------
accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (d) Obligations of Lenders Several. The obligations of the Lenders
             ------------------------------
hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are
                                                      ----------------
several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any
                                                         ----------------
date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).
                                           ----------------

         (e) Funding Source. Nothing herein shall be deemed to obligate any
             --------------
Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender
                 --- ----
receiving such greater proportion shall (a) notify the Agent of such fact, and
(b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
                                              --------

                  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         2.14     Increase in Commitments.

         (a) Request for Increase. Provided there exists no Default, upon notice
             --------------------
to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $150,000,000; provided that any such request
                                               --------
for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

         (b) Lender Elections to Increase. Each Lender shall notify the Agent
             ----------------------------
within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

         (c) Notification by Agent; Additional Lenders. The Agent shall notify
             -----------------------------------------
the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

         (d) Effective Date and Allocations. If the Aggregate Commitments are
             ------------------------------
increased in accordance with this Section, the Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final
                                   -----------------------
allocation of such increase. The Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

         (e) Conditions to Effectiveness of Increase. As a condition precedent
             ---------------------------------------
to such increase, the Borrower shall deliver to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and
                        ---------
correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in
                 ------------
subsections (a) and (b) of Section 5.02 shall be deemed to refer to the most
                           ------------
recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01, and (B) no Default exists. The Borrower shall prepay any Committed
------------
Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the
                     ------------
outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

         (f) Conflicting Provisions.  This Section shall supersede any
             ----------------------
provisions in Section 2.13 or 10.01 to the contrary.
              ------------    -----

         2.15 Reallocation of Commitments Among this Agreement and the Matson Credit Agreement.

         Provided that no Default exists and no Default (as defined in the Matson Credit Agreement) exists, upon at least four (4) Business Days written notice to the Agent (which shall promptly notify the Lenders) from the Borrower and Matson, the Borrower may from time to time (but no more frequently than once during any calendar month) reallocate (a "Commitment Reallocation") the
                                          -----------------------
Commitments of the Lenders hereunder and the Commitments (as defined in the Matson Credit Agreement) of the lenders under the Matson Credit Agreement by either (i) decreasing the Aggregate Commitments hereunder and increasing the Aggregate Matson Commitments by a corresponding amount or (ii) increasing the Aggregate Commitments hereunder and decreasing the Aggregate Matson Commitments by a corresponding amount, in each case subject to the following conditions:

         (a) the Borrower shall have delivered a Commitment Reallocation Notice to the Agent;

         (b) any such Commitment Reallocation shall be in a minimum principal amount of $5,000,000 and whole multiples of $1,000,000 in excess thereof;

         (c) any such Commitment Reallocation shall be applied ratably to the Commitments of the Lenders;

         (d) after giving effect to any such Commitment Reallocation, (A) the sum of the Aggregate Commitments plus the Aggregate Matson Commitments shall not exceed the sum of (i) $325,000,000 plus (ii) any increases in the Aggregate Commitments pursuant to Section 2.14 minus any permanent reductions of the
                        ------------ -----
Aggregate Commitments pursuant to Section 2.06 and (B) the Aggregate Matson
                                  ------------
Commitments shall not exceed $100,000,000;

         (e) in connection with any Commitment Reallocation, the Borrower shall prepay the Obligations to the extent required pursuant to Section 2.05(c) ,
                                                          ---------------
together with any amounts payable pursuant to Section 3.05 if such prepayment is
                                              ------------
of a Eurodollar Loan on a day other than the last day of the applicable Interest Period;

         (f) before and after giving effect to any such Commitment Reallocation, each of the Lenders must hold a ratable "Commitment" under, and as defined in, the Matson Credit Agreement; and

         (g) at the time of such Commitment Reallocation, Matson is a wholly-owned Subsidiary of the Borrower.

         This Section shall supersede any provisions in Section 10.01 to the
                                                        -------------
contrary.

         So long as no Default exists, upon at least three (3) Business Days written notice to the Agent (which shall promptly notify the Lenders) from the Borrower and Matson, this Section 2.15 (and the corresponding provisions of the
                          ------------
Matson Credit Agreement) shall be terminated whereupon no further Commitment Reallocations shall be permitted.

                                   ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     Taxes.

         (a) Payments Free of Indemnified Taxes. Any and all payments by or on
             ----------------------------------
account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes, provided that if the Borrower shall be required by
                           --------
applicable law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) Payment of Other Indemnified Taxes by the Borrower. Without
             --------------------------------------------------
limiting the provisions of subsection (a) above, the Borrower shall timely pay any other Indemnified Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Indemnification by the Borrower. The Borrower shall indemnify the
             -------------------------------
Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the L/C Issuer, as the case may be, and, except to the extent attributable to the applicable Lender's knowing delay in, or knowing failure to timely pay such Indemnified Tax, any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of
             --------------------
Indemnified Taxes by the Borrower to a Governmental Authority as required by
Section 3.01(a) or 3.01(c), the Borrower shall deliver to the Agent a certified
---------------    -------
copy of a receipt issued by such Governmental Authority evidencing the subject payment, a copy of the return reporting such payment or other evidence of the subject payment reasonably satisfactory to the Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an
             -----------------
exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
         (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                  (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

         (f) Treatment of Certain Refunds. If the Agent, any Lender or the L/C
             ----------------------------
Issuer determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower,
                                                     --------
upon the request of the Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the L/C Issuer in the event the Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

         3.02 Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either (a) if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, on the last day of the Interest Period therefor, or (b) if such Lender may not lawfully continue to maintain such Eurodollar Loans to the last day of the Interest Period therefor, on the last day that such Lender may lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

         3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan , or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans of the type covered by the Agent's notice shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04     Increased Costs.

         (a) Increased Costs Generally. If any Change in Law shall:
             -------------------------

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer; or

                  (ii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

         (b) Capital Requirements. If any Lender or the L/C Issuer determines
             --------------------
that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

         (c) Certificates for Reimbursement. A certificate of a Lender or the
             ------------------------------
L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

         (d) Delay in Requests. Failure or delay on the part of any Lender or
             -----------------
the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be
                                   --------
required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).

         3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or continue a Eurodollar Loan or to convert any Base Rate Loan to a Eurodollar Loan on the date or in the amount notified by the Borrower; or

         (c) any assignment of a Eurodollar Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
            -------------

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         3.06     Mitigation Obligations; Replacement of Lenders.

         (a) Designation of a Different Lending Office. If any Lender requests
             -----------------------------------------
compensation under Section 3.04, or the Borrower is required to pay any
                   ------------
additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
                       ------------
Section 3.02, then such Lender shall use reasonable efforts to take such
------------
actions, including, to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such actions, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in
                                   ------------    ----
the future, or eliminate the need for the notice pursuant to Section 3.02, as
                                                             ------------
applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender (as compared to actions taken by such Lender with respect to other similarly situated borrowers). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) Replacement of Lenders. If any Lender requests compensation under
             ----------------------
Section 3.04, or if the Borrower is required to pay any additional amount to any
------------
Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, the Borrower may replace such Lender in accordance with Section
------------                                                          -------
10.13.
-----

         3.07     Survival. All of the Borrower's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment
-----------
of all other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) The Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Agent and each of the Lenders:

                  (i) executed counterparts of this Agreement;

                  (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of the secretary or assistant secretary of the Borrower as the Agent may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Agreement and the other Loan Documents;

                  (iv) such documents and certifications as the Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (v) a favorable opinion of Borrower's Chief Legal Officer, addressed to the Agent and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Borrower and the Loan
         ---------
         Documents as the Required Lenders may reasonably request;

                  (vi) a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all documents evidencing other necessary actions, approval or consents with respect to the Loan Documents or (B) stating that no such actions, approvals or consents are so required;

                  (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections
                                                                  --------
         4.02(a) and (b) have been satisfied, and (B) that there has been no
         -------     ---
         event or circumstance since December 31, 2005 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings; and

                  (viii) evidence that the Existing Indebtedness has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Indebtedness have been or concurrently with the Closing Date are being released.

         (b) The Matson Credit Agreement shall have become effective in accordance with its terms.

         (c) Any fees required to be paid on or before the Closing Date shall have been paid.

         (d) Unless waived by the Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

         Without limiting the generality of the provisions of Section 9.04, for
                                                              ------------
purposes of determining compliance with the conditions specified in this Section
                                                                         -------
4.01, each Lender that has signed this Agreement shall be deemed to have
----
consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower contained in
Article V or any other Loan Document, or which are contained in any document
---------
furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and
                                 ------------
warranties contained in subsections (a) and (b) of Section 5.02 shall be deemed
                                                   ------------
to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of Section 6.01.
                      ------------

         (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

         (c) The Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections
                                                                  --------
4.02(a) and (b) have been satisfied on and as of the date of the applicable
-------     ---
Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and the Lenders that:

         5.01 Organization. The Borrower and each Subsidiary with a tangible net worth in excess of $500,000 is duly organized, validly existing and in good standing under the laws of the state of its organization. The Borrower and each Significant Subsidiary has the full power and authority to own its properties and to carry on its business as now being conducted, and is duly qualified in every state where the nature of its business requires that it do so, and is in good standing under the laws of every jurisdiction outside the state of its organization in which it owns or leases property or conducts business and in which the failure to so qualify would have a Material Adverse Effect. The Borrower and each Significant Subsidiary has complied in all material respects with (or is exempt from the application of) all material federal, state and local laws, regulations and orders that are, or in the absence of any exemption could be, applicable to the operations of its business, including public utility, bank holding company, state agricultural and Environmental and Safety Laws, in each case except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect. The Borrower has full power, authority and right to execute and deliver, and to perform and observe, the provisions of this Agreement and the other Loan Documents and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of the Loan Documents by the Borrower have been authorized by all necessary corporate and other action, and, when duly executed and delivered, will be the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.

         5.02     Financial Statements.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Debt.

         (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2006, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.03 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in a Material Adverse Effect.

         5.04 Outstanding Debt. Neither the Borrower nor any Subsidiary has any Debt outstanding that would cause the Borrower not to be in compliance with
Section 7.01(b), 7.01(c) or 7.05. There exists no default under the provisions
---------------  -------    ----
of any instrument evidencing any such Debt or of any agreement relating thereto.

         5.05 Title to Properties. The Borrower and each Significant Subsidiary has such title to its properties and assets as is appropriate and sufficient for the conduct of the business which such the Borrower or Significant Subsidiary presently undertakes or contemplates undertaking. There are no Liens on such properties and assets that (a) materially restrict the Borrower's or Significant Subsidiary's intended use and enjoyment thereof in the ordinary course of business or (b) are not permitted by Section 7.02. There is
                                                        ------------
no material default, nor any event that, with notice or lapse of time or both, would constitute such a material default under any material lease to which either the Borrower or any such Significant Subsidiary is a lessee, lessor, sublessee or sublessor.

         5.06 Taxes. The Borrower and each Subsidiary with a tangible net worth in excess of $500,000 has filed all Federal, state and other income tax and informational returns which are required to be filed by it. The Borrower and each such Subsidiary has paid all taxes as shown on its returns and on all assessments received to the extent that such taxes have become due, except such assessments as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. The Borrower and Subsidiaries do not have any unpaid tax obligations which collectively could have a Material Adverse Effect.

         5.07 Conflicting Agreements and Other Matters. Neither the execu-tion nor delivery of this Agreement or the other Loan Documents, nor the making of Credit Extensions hereunder, nor fulfillment of nor compliance with the terms and provisions of this Agreement or the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower or any Subsidiary pursuant to, their respective articles of incorporation, bylaws or similar organizational documents, any award of any arbitrator or any agreement, instrument, order, judgment, decree, and, after due investigation and to the Borrower's best knowledge, any statute, law, rule or regulation to which the Borrower or any Subsidiary is subject. Neither the Borrower nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing any of their respective Debt, any agreement relating thereto or any other contract or agreement which restricts or otherwise limits the incurring of Debt pursuant hereto, except as set forth on Schedule 5.07
                                                              -------------
hereto.

         5.08     [Intentionally omitted].

         5.09 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Borrower or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Borrower, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower, any of its Subsidiaries or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Borrower and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the other Loan Documents and the Credit Extensions hereunder will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

         5.10 Government Consent. Neither the nature of the Borrower or any of its Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Borrower or a Subsidiary and any other Person, nor any circumstance in connection with the Credit Extensions hereunder is such as to require any authorization, consent, approval, exemption or other action by, notice to or filing with any court, administrative or governmental body (other than routine filings after the date of closing with the SEC and/or state blue sky authorities) in connection with (a) the execution and delivery of this Agreement and the other Loan Documents or (b) fulfillment of or compliance with the terms and provisions of this Agreement and the other Loan Documents.

         5.11 Investment Company Status, Etc. (a) The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940. (b) Neither the Borrower nor any Subsidiary is a "bank holding company" within the meaning of the Federal Deposit Insurance Act (12 U.S.C. Section 1811, et. seq.).

         5.12 Real Property Matters. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Significant Subsidiary has, or is in the process of procuring, for the real property which it owns or uses, such authorizations, consents, approvals, licenses and permissions (collectively, "Consents") that the Borrower or such Significant
                            --------
Subsidiary believes or has been advised by counsel to be now necessary for it to own, hold, develop, use or operate such real property in its current or intended manner, all in material compliance with applicable laws and regulations.
Neither the Borrower nor any Significant Subsidiary has received any notice that any such material Consent is necessary which has not been obtained, or is in the process of being obtained, other than applications for the same that have been or will be timely filed and are being or will be diligently pursued with the appropriate governmental authorities and agencies.

         5.13 Possession of Franchises, Licenses, Etc. The Borrower and its Subsidiaries possess all material franchises, certificates, licenses, development and other permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights (collectively, "Material Rights"), free from burdensome
                             ---------------
restriction, that are necessary in the judgment of the Borrower in any material respect for the ownership, maintenance and operation of their business, properties and assets, and neither the Borrower nor any of its Subsidiaries is in violation of any Material Rights in any material respect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Rights, or which materially and adversely affects the rights of the Borrower or its Subsidiaries thereunder.

         5.14 Environmental and Safety Matters. The Borrower and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all Environmental and Safety Laws except where failure to comply would not result in a Material Adverse Effect.

         5.15 Hostile Tender Offers. None of the proceeds of the Credit Extensions will be used to finance any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases for portfolio investment purposes of such shares, equity interests, securities or rights which, together with any shares, equity interests, securities or rights then owned, represent less than 5% of the equity interests or beneficial ownership of such corporation or other entity, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity.

         5.16 Employee Relations. Neither the Borrower nor any Subsidiary is the subject of (a) any material strike, work slowdown or stoppage, union organizing drive or other similar activity or (b) any material action, suit, investigation or other proceeding involving alleged employment discrimination, unfair termination, employee safety or similar matters, that in either case would reasonably be expected to have a Material Adverse Effect nor, to the best knowledge of the Borrower, is any such event imminent or likely to occur.

         5.17 Regulations and Legislation. To the best knowledge of the Borrower, no law, regulation, interpretation or legislation has been enacted or issued or is likely to be enacted or issued, that would reasonably be expected to have a Material Adverse Effect.

         5.18 Foreign Assets Control Regulations, Etc. The use of the proceeds from the Credit Extensions will not violate (a) the Trading with the Enemy Act or (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Borrower nor any Subsidiary (a) is or will become a Person described in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or as described by Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, or Support Terrorism (31 CFR Part 595 et seq.) or (b) to its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such Person. The Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act, to the extent applicable.

         5.19 Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to the Agent or any Lender by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Borrower or any Subsidiary which materially adversely affects, or in the future may (so far as the Borrower can now foresee) materially adversely affect, the consolidated business, property, assets, prospects or financial condition of the Borrower and the Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Agent and each Lender by or on behalf of the Borrower prior to the date this representation is made or confirmed in connection with the transactions contemplated hereby.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

         6.01 Financial Information. The Borrower shall deliver to the Agent and each Lender:

         (a) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year or the date on which another creditor of the Borrower first receives such information, consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Borrower, subject only to changes resulting from year-end adjustments;

         (b) as soon as practicable and in any event within the earlier to occur of 120 days after the end of each fiscal year of the Borrower or the date on which another creditor of the Borrower first receives such information, consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such year and a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Lenders and certified by independent public accountants of recognized standing whose opinion shall be unqualified and otherwise satisfactory in scope and substance to the Required Lenders, provided that such opinion shall be deemed otherwise satisfactory if prepared in accordance with GAAP and generally accepted accounting standards;

         (c) together with each delivery of financial statements required by clauses (a) and (b) above, an Officers' Certificate (i) setting forth the aggregate amount of Restricted Payments made during such fiscal period and computations showing the calculation of the covenants in Sections 7.01 7.03(d),
                                                         ------------- -------
7.04(d), 7.04(e), 7.04(f), 7.05 and 7.07(b); and (ii) stating that to the best
-------  -------  -------  ----     -------
of his or her knowledge, after due inquiry, there exists no Default, or if any such Default exists, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

         (d) promptly upon transmission thereof, copies of all such financial, proxy and information statements, notices and other reports as are sent to the Borrower's stockholders and copies of all registration statements (with such exhibits as any holder reasonably requests) and all reports which are filed with the SEC;

         (e) promptly upon receipt thereof, a copy of each other report submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any material annual, interim or special audit made by them of the books of such Borrower or such Subsidiary pursuant to a request by the Borrower 's board of directors;

         (f) promptly after the furnishing thereof, copies of any certificate, statement or report furnished to any other holder of the securities of the Borrower pursuant to the terms of any indenture, loan, credit or similar agreement or instrument and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.01;
                                             ------------

         (g) promptly after the Borrower becomes aware of any change in the Borrower's Debt Ratings, notice of such change;

         (h) at the time of delivery of the financial statements referenced in
Section 6.01(b), an annual forecast of the Borrower for the then current fiscal year; and

         (i) with reasonable promptness, such other financial data as the Agent or any Lender may reasonably request.

         The Borrower also covenants that forthwith upon a Responsible Officer obtaining actual knowledge of a Default, it will deliver to the Agent and the Lenders an Officers' Certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         Documents required to be delivered pursuant to Section 6.01(a), (b) or
                                                        ---------------  ---
(d) (to the extent any such documents are included in materials otherwise filed
---
with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents
                                 --------------
are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the
                                                        --------
Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officers' Certificates required by Section 6.01(c) to the
                                                       ---------------
Agent. Except for such Officers' Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.02 Inspection of Property. The Borrower shall, and shall cause its Subsidiaries to, permit any employees or designated representatives of the Agent, any of its Related Parties or any other Lender with a Commitment in excess of $5,000,000, at such Person's expense, to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine their books and financial records and to make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the Responsible Officers and the Borrower's independent certified public accountants, all at such times as the Borrower and such Person reasonably agree and as often as such Person may reasonably request.

         6.03 Covenant to Secure Obligations Equally. If the Borrower or any of its Subsidiaries shall create, assume or otherwise incur any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.02 (unless prior written consent
                                     ------------
to the creation or assumption thereof shall have been obtained pursuant to
Section 10.01), the Borrower will make, or will cause its Subsidiaries to make,
-------------
effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         6.04 Maintenance of Properties; Insurance. The Borrower shall, and shall cause its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition all material properties used or useful at that time in its business and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) maintain insurance with reputable and financially sound insurers in such amounts and against such liabilities and hazards as is customarily maintained by other companies operating similar businesses and together with each delivery of financial statements under Section 6.01(b), upon the request of the Agent,
                           ---------------
deliver certificates of insurance to the foregoing effect to the Agent.

         6.05     Environmental and Safety Laws.

         (a) The Borrower shall deliver promptly to the Agent notice of (i) any material enforcement, cleanup, removal or other material governmental or regulatory action instituted or, to the Borrower's best knowledge, threatened against the Borrower or any Subsidiary pursuant to any Environmental and Safety Laws, (ii) all material Environmental Liabilities and Costs against or in respect of the Borrower or any Subsidiary or any of its properties and (iii) the Borrower's or any Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any of its properties that the Borrower or such Subsidiary has reason to believe could cause such property or any material part thereof to be subject to any material restrictions on its ownership, occupancy, transferability or use under any Environmental and Safety Laws.

         (b) The Borrower shall, and shall cause its Subsidiaries to, keep and maintain its properties and conduct its and their operations in compliance in all material respects with all applicable Environmental and Safety Laws.

         6.06 Use of Proceeds. The Borrower shall, and shall cause its Subsidiaries to, use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any law or of any Loan Document.

         6.07 Maintenance of Ratings. The Borrower shall maintain a non-credit enhanced, senior unsecured long-term debt rating by either Moody's or S&P.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

         7.01     Financial Covenants.

         (a) Minimum Consolidated Shareholders' Equity. The Borrower shall not
             -----------------------------------------
permit the Consolidated Shareholders' Equity at any time to be less than the sum of (a) $760,631,250 plus (b) to the extent positive, 25% of Consolidated Net Income for each fiscal quarter ended after December 31, 2005 (such required minimum consolidated shareholders' equity amount not to be reduced by any consolidated net loss during any such fiscal quarter).

         (b)      Debt to EBITDA Ratio.  The Borrower shall not permit the Debt
                  --------------------
to EBITDA Ratio at any time to exceed 3.75 to 1.0.

         (c) Unencumbered Investment Properties. The Borrower shall not permit
             ----------------------------------
the Unencumbered Investment Property Value as of the last day of any two consecutive fiscal quarters to be less than the lesser of (i) $350,000,000 or
(ii) an amount equal to 50% of Total Investment Property Value on the corresponding date, unless Net Operating Income from Unencumbered Investment Properties for the four consecutive fiscal quarter period ended on the later of such dates was at least $28,000,000.

         7.02 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, assume or suffer to exist at any time any Lien on or with respect to any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Obligations in accordance with the provisions of Section 6.03), except:
                                                     ------------
         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established;

         (b) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, or the guarantee, maintenance, extension or renewal of the same, and which do not in the aggregate materially detract from the value of its property or assets, taken as a whole, or materially impair the use thereof in the operation of its business;

         (c) (i) Liens on the vessels owned or to be owned or chartered, or any shoreside facilities, equipment or containers owned, leased or to be owned or leased by Matson or Matson Subsidiaries, (ii) Liens securing Debt between Subsidiaries or owing to the Borrower by a Subsidiary and (iii) Liens encumbering the fund established and maintained by Matson in accordance with
Section 607 of the Merchant Marine Act, 1936 to the extent incurred in connection with Matson's financing of indebtedness incurred in connection with the acquisition, construction, or reconstruction of a qualified vessel or a barge or container which is part of the complement of a qualified vessel under regulations adopted by the Maritime Administration under the Merchant Marine Act, 1936;

         (d) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of any real property (or any improvement thereon) or tangible personal property (or any improvement thereon) acquired or constructed by the Borrower or a Subsidiary after the date of this Agreement, provided that

                  (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                  (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the fair market value of such property (or improvement thereon) at the time of such acquisition or construction, and

                  (iii) any such Lien shall be created contemporaneously with, or within 365 days after, the acquisition or construction of such property;

         (e) other Liens of the Borrower and Subsidiaries in existence on December 31, 2005 as set forth in Schedule 7.02; and
                                  -------------

         (f) subject to compliance with Section 7.05, Liens securing Debt other
                                        ------------
than as set forth in the foregoing clauses (a)-(e); provided that there shall
                                                    -------- ----
not exist any Lien of any kind on the shares of the Voting Stock of any Subsidiary, unless the Borrower and Subsidiaries continue to own shares of Voting Stock of such Subsidiary which are not subject to any Lien and which represent a majority of the Voting Stock of such Subsidiary.

         7.03 Loans and Advances. The Borrower shall not permit, and shall not permit any Subsidiary to, create, or permit to remain outstanding at any time any loan or advance to any Person, except that the Borrower and its Subsidiaries may:

         (a) subject to Section 7.05, make or permit to remain outstanding loans
                        ------------
and advances to the Borrower and Subsidiaries;

         (b) make or permit to remain outstanding travel and other like advances and customary employee benefits in reasonable amounts to employees in the ordinary course of business;

         (c) make or permit to remain outstanding Third Party loans and advances on standard arm's-length terms, all such loans and advances not to exceed an aggregate of $50,000,000 at any time outstanding; and

         (d) make or permit to remain outstanding purchase money loans to Persons to whom it sells real property in the ordinary course of its Property Development Activities, provided that the aggregate amount of all such purchase money loans may not exceed at any one time an amount equal to 15% of Consolidated Total Assets at the end of the fiscal quarter most recently-ended as of any date of determination.

         7.04 Merger and Sale of Assets. The Borrower shall not, and shall not permit any Subsidiary to, merge with or into or consolidate with any other Person or sell, lease, transfer or otherwise dispose of its assets, except that:

         (a) any Subsidiary may merge with the Borrower, so long as the Borrower is the surviving corporation;

         (b) any Subsidiary may merge with another Subsidiary, or sell, lease, transfer or otherwise dispose of its assets to another Subsidiary or to the Borrower; provided, however, that no Subsidiary (other than Matson or any successor or Matson Subsidiaries) may merge into or sell, lease, transfer or otherwise dispose of any assets to Matson or any successor or any Matson Subsidiary;

         (c) the Borrower or any Subsidiary may sell, exchange, lease, transfer or otherwise dispose of assets (other than capital stock of Matson or any successor or Undeveloped Land) in the ordinary course of business;

         (d) the Borrower or any Subsidiary may sell, lease, transfer or otherwise dispose of assets (other than capital stock of Matson or any successor or Undeveloped Land) to Third Parties so long as (i) the fair market value thereof on the date sold, leased, transferred or otherwise disposed of, together with the fair market value of all other assets sold, leased, transferred or otherwise disposed of to Third Parties pursuant to this clause (d) within the prior 12 months, does not represent more than 20% of Consolidated Total Assets and (ii) such assets, together with all other assets sold or otherwise disposed of to Third Parties pursuant to this clause (d) since the beginning of the most recently ended fiscal year, did not contribute more than 20% of Consolidated Net Income during the Borrower's most recently ended fiscal year; provided that,
                                                              -------- ----
notwithstanding the 20% limitations appearing in clauses (i) and (ii), above, sales or dispositions in excess thereof in a twelve month period may be made for cash if the proceeds of each such excess sale or disposition (net of taxes thereon) are fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt, in each case within 365 days from the date of such sale or disposition;

         (e) the Borrower or any Subsidiary may (i) engage in Code Section 1031 like-kind exchanges with respect to Undeveloped Land, and (ii) sell, lease, transfer or otherwise dispose of Undeveloped Land to (A) the Borrower or a Subsidiary (other than Matson or any successor or a Matson Subsidiary), (B) a Person which is not (and after giving effect thereto will not be) a Subsidiary, solely in exchange for an equity interest in such Person (unless at the time thereof the intention was that such Person would sell such land in its undeveloped state or that any proceeds would be received on or with respect to such equity interest prior to the time such land is developed for commercial or residential purposes), or (C) Third Parties; provided that if in any twelve
                                             -------- ----
month period the aggregate fair market value of Undeveloped Land which is sold, leased, transferred or otherwise disposed of pursuant to this clause (C), is greater than $100,000,000, then, within 365 days from the date of each sale, lease, transfer or other disposition which resulted in the $100,000,000 threshold being exceeded, an amount equal to such excess (net of taxes thereon) shall be fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt;

         (f) the Borrower or any Subsidiary may sell common stock in Matson or any successor to Third Parties for cash for not less than the fair market value thereof so long as (i) the Borrower and Subsidiaries at all times continue to own a majority of the common stock of Matson or any successor and elect a majority of the board of directors of Matson or any successor and (ii) within 180 days of receipt the proceeds of such sale (net of taxes thereon) are fully utilized in the acquisition of Permitted Assets and/or applied to the repayment of Permitted Debt; and

         (g) the Borrower may merge or consolidate with another corporation or other Person if (i) the Borrower will be the continuing or surviving entity and
(ii) no Default would exist immediately after giving effect to such merger or consolidation.

         7.05 Priority Debt. The Borrower shall not, and shall not permit any Subsidiary to, permit the aggregate amount of Priority Debt to exceed the Priority Debt Limit.

         7.06 Sale of Discount of Receivables. The Borrower shall not, and shall not permit any Subsidiary to, sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (other than sales of accounts receivable the collection of which is doubtful in accordance with GAAP and discounts to tenants of accounts or notes receivable from such tenants in connection with the amendment, renegotiation or termination of lease agreements).

         7.07 Sale-Leasebacks. The Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Borrower or a Subsidiary; provided, however, that such sale-leaseback transactions may be entered into by:

                  (a) Matson and Matson Subsidiaries without limitation; and

                  (b) the Borrower and its non-Matson Subsidiaries so long as the aggregate sales price of all assets sold or otherwise transferred after December 31, 2005 pursuant to such transactions does not exceed 10% of the consolidated shareholders' equity of the Borrower and Subsidiaries (measured as at the end of the fiscal quarter immediately preceding the date of such sale-leaseback).

         7.08 Transactions Holders of Partnership or Other Equity Interests. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (a) any Affiliate (other than in the capacity of an employee), or (b) any Person owning, beneficially or of record, directly or indirectly, 5% or more of the outstanding voting stock of the Borrower or any executive officer (as such term is defined under the Securities Exchange Act of
1934) of the Borrower (other than in such Person's capacity as an employee); provided, however, that such acts and transactions may be performed or engaged
--------  -------
in if they are entered into upon terms no less favorable to the Borrower or such Subsidiary than if no such relationship described in clauses (a) or (b) above existed and such acts or transactions are otherwise permitted by this Agreement.

         7.09 Use of Proceeds. The Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.10 Transfer of Assets to Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, transfer (other than in the ordinary course of business) any assets to a Subsidiary for the principal purpose of improving the credit position of such Subsidiary in order to enable it to borrow money.

         7.11 Sale of Stock and Debt of Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, sell or otherwise dispose of, or part with control of, any shares of stock (or similar equity securities) or Debt or other obligations of any Subsidiary, or permit any Subsidiary to issue shares of its stock (or similar equity securities), to any Person other than to the Borrower or another Subsidiary (except that non-Matson Subsidiaries may not issue shares of capital stock to Matson or a Matson Subsidiary), and except that
(a) the Property Subs may sell or otherwise dispose or part with control of all shares of stock (or similar equity securities) of special purpose Subsidiaries (i.e., Subsidiaries established to hold and develop real property only for specific development projects) if such sale or disposition is made in the ordinary course of their Property Development Activities and (b) all shares of stock (or similar equity securities) and Debt or other obligations of any Subsidiary at the time owned by or owed to the Borrower and any Subsidiary may be sold as an entirety to any third party for a consideration which represents fair value (as determined in good faith by its board of directors) at the time of such sale; provided, however, that such securities or other obligations may
              --------  -------
only be sold subject to the limitations and other provisions of Section 7.04;
                                                                ------------
and provided, further, that, at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt or other obligations of any other Subsidiary or of the Borrower (unless all of the shares of stock and Debt or other obligations of such other Subsidiary owned, directly or indirectly, by the Borrower and all Subsidiaries are simultaneously being sold as permitted by this Section 7.11).
                          ------------

         7.12 Restricted Payments. The Borrower covenants that it will not declare or pay any dividend or other distribution on any class of its capital stock or other equity interests, redeem or repurchase any such interests or make any other distribution on account of any such interests (all of the foregoing being "Restricted Payments") except that the Borrower may make a Restricted
       -------------------
Payment in any amount so long as (a) no Default shall then exist or would exist after giving effect to any such Restricted Payment and (b) any such Restricted Payment will not violate any applicable law or regulation.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 Events of Default. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower fails to pay (i) when and as required to
             -----------
be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. (i) The Borrower fails to perform or observe
             ------------------
any agreement contained in Sections 6.01(a)-6.01(c), 6.03, 6.06 or
                           ------------------------  ----  ----
Article VII hereof, and, at the time of such failure, the Borrower's
-----------
Debt Ratings are lower than BBB from S&P or Baa2 from Moody's or (ii) the Borrower fails to perform or observe any agreement contained in
Sections 6.01(a)-6.01(c), 6.03, 6.06 or Article VII hereof, and, at the
------------------------  ----  ----    -----------
time of such failure, the Borrower's Debt Ratings are not lower than BBB from S&P or Baa2 from Moody's and such failure continues for at least ten Business Days;

         (c) Other Defaults. The Borrower fails to perform or observe any other
             --------------
covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

         (d) Representations and Warranties. Any representation or warranty made
             ------------------------------
by the Borrower herein or by the Borrower or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false or misleading in any material respect on the date as of which made;
provided that to the extent that such breach of representation or warranty
-------- ----
relates to clause (c) of the definition of Material Adverse Effect, such breach of representation or warranty shall only constitute an Event of Default under this subsection (d) if the Borrower knowingly breached such representation or warranty; or

         (e) Cross-Default. The Borrower or any Subsidiary defaults in any
             -------------
payment of principal of, or premium or interest on, any obligation for money borrowed (or of any obligation under conditional sale or other title retention agreement or of any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or of any obligation under notes payable or drafts accepted representing extensions of credit) other than the Obligations beyond any period of grace provided with respect thereto,or the Borrower or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement (or any other event thereunder or under any such agreement occurs and is continuing) and the effect of such payment default or other failure or event is to cause, or (at such times as the Borrower's Debt Ratings are lower than BBB from S&P or Baa2 from Moody's) to permit the holder or holders of such obligation to cause, with the giving of notice if required, such obligation to be demanded or to become due (or such obligation becomes subject to required repurchase (or, at such times as the Borrower's Debt Ratings are lower than BBB from S&P or Baa2 from Moody's, an offer to repurchase) by the Borrower or any Subsidiary) prior to any stated maturity; provided that the aggregate amount of all obligations as to which such a payment default or other failure or event shall occur exceeds $25,000,000; or

         (f) Insolvency Proceedings, Etc. (i) The Borrower or any Significant
             ----------------------------
         Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (ii) any decree or order for relief in respect of the Borrower or any Significant Subsidiary is entered under any Debtor Relief Laws of any jurisdiction; or

                  (iii) the Borrower or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Borrower or any such Significant Subsidiary, or of any substantial part of the assets of the Borrower or any such Significant Subsidiary, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Borrower or any Significant Subsidiary under any other Debtor Relief Laws; or

                  (iv) any petition or application of the type described in clause (iii) above is filed, or any such proceedings are commenced, against the Borrower or any Significant Subsidiary and the Borrower or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

         (g) Dissolution, Etc. (i) Any order, judgment or decree is entered in
             -----------------
         any proceedings against the Borrower or any Significant Subsidiary decreeing the dissolution of such Borrower or such Significant Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                  (ii) any order, judgment or decree is entered in any proceedings against the Borrower or any Significant Subsidiary decreeing a split-up of the Borrower or such Significant Subsidiary which requires the divestiture of (A) assets representing a substantial part, or the stock of, or other ownership interest in, a Significant Subsidiary whose assets represent a substantial part of Consolidated Total Assets or (B) assets or the stock of or other ownership interest in a Significant Subsidiary that has contributed a substantial part of Consolidated Net Income for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

         (h) ERISA. (i) Any Plan shall fail to satisfy the minimum funding
             -----
standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate that a Plan may become a subject of such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Borrower or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Borrower or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Borrower or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect of the type described in clause
(a) or (b) of the definition thereof; or

         (i) Judgments. Any judgment or decree in the amount of $25,000,000 or
             ---------
more shall be entered against the Borrower or any of its Subsidiaries that is not paid or fully covered (beyond any applicable deductibles) by insurance and such judgment or decree shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after
             ----------------------------
its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) Change of Control. There occurs any Change of Control; or
             -----------------

         (l) Matson Credit Agreement. At any time that Matson is a Subsidiary of
             -----------------------
the Borrower, there occurs an "Event of Default" under and as defined in the Matson Credit Agreement and either: (i) (A) the Borrower's Debt Ratings or the non-credit enhanced, senior unsecured long-term debt ratings of Matson are below BBB from S&P or below Baa2 from Moody's and (B) the aggregate outstanding amount of obligations under the Matson Credit Agreement exceeds $5,000,000 or (ii) the aggregate outstanding amount of obligations under the Matson Credit Agreement exceeds $10,000,000.

         8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower cash collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an
--------  -------
order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to cash collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Agent or any Lender.

         8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately
       ------------
due and payable and the L/C Obligations have automatically been required to be cash collateralized as set forth in the proviso to Section 8.02), any amounts
                                                   ------------
received on account of the Obligations shall be applied by the Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees,
         -----
indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under Article III) payable to the Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting
         ------
fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion
                                 -----------
to the respective amounts described in this clause Second payable to them;
                                                   ------

         Third, to payment of that portion of the Obligations constituting
         -----
accrued and unpaid Letter of Credit Fees and interest on the Loans, Unreimbursed Amounts under Letters of Credit and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
       -----

         Fourth, to payment of that portion of the Obligations constituting
         ------
unpaid principal of the Loans and Unreimbursed Amounts under Letters of Credit, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
                                 ------

         Fifth, to the Agent for the account of the L/C Issuer, to cash
         -----
collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been
         ----
indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Section 2.03(c), amounts used to cash collateralize the aggregate
           ---------------
undrawn amount of Letters of Credit pursuant to clause Fifth above shall be
                                                       -----
applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                           ARTICLE IX. AGENT

         9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints First Hawaiian Bank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the L/C Issuer, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

         9.02 Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or any Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

         9.03 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that,
         --------
         in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, its Subsidiaries or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its affiliates in any capacity.

         The Agent shall not be liable for any action taken or not taken by it
(i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or
--------------     ----
willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower, a Lender or the L/C Issuer.

         The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

         9.04 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         9.05 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         9.06 Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall
                                            --------
notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue
                                                   -------------
in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

         9.07 Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the L/C Issuer hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
       --------  -------

         (a) except for Commitment Reallocations pursuant to Section 2.15,
                                                             ------------
extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
                       ------------

         (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or Unreimbursed Amounts under Letters of Credit, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other
                                          -------------
amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only
                                                  --------  -------
the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

         (d) change Section 2.13 or Section 8.03 in a manner that would alter
                    ------------    ------------
the pro rata sharing of payments required thereby without the written consent of each Lender; or

         (e) change any provision of this Section or the definition of "Required Lenders" without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and the principal amount of Loans owing to such Lender may not be reduced in the absence of a corresponding principal payment, without the consent of such Lender.

         10.02    Notices; Effectiveness; Electronic Communication.

         (a) Notices Generally. Except in the case of notices and other
             -----------------
communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
                                                          --------------

                  (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

         (b) Electronic Communications. Notices and other communications to the
             -------------------------
Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to
                                  --------
notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or
                                                    ----------
the L/C Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that (i) approval of such procedures may be
                           --------
limited to particular notices or communications and (ii) notices to the Borrower by electronic mail or by posting to a website shall not be valid notice.

         Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is
                          --------
not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) Change of Address, Etc. Each of the Borrower, the Agent, the L/C
             ----------------------
Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

         (d) Reliance by Agent, L/C Issuer and Lenders. The Agent, the L/C
             -----------------------------------------
Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent such losses, costs, expenses and liabilities resulted from the gross negligence or willful misconduct of such Person. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

         10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04    Expenses; Indemnity; Damage Waiver.

         (a) Costs and Expenses. The Borrower shall pay (i) except as provided
             ------------------
in Section 10.06(b)(iv), all reasonable out-of-pocket expenses incurred by the
   --------------------
Agent and its affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) Indemnification by the Borrower. The Borrower shall indemnify the
             -------------------------------
Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all
 ----------
losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) result from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) Reimbursement by Lenders. To the extent that the Borrower for any
             ------------------------
reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense
                                          --------
or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
                                                ---------------

         (d) Waiver of Consequential Damages, Etc. To the fullest extent
             -------------------------------------
permitted by applicable law, neither the Borrower nor any Indemnitee shall assert, and each party hereby waives, any claim against any Indemnitee or the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee.

         (e) Payments. All amounts due under this Section shall be payable not
             --------
later than ten Business Days after written demand therefor.

         (f) Survival. The agreements in this Section shall survive the
             --------
resignation of the Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent, the L/C Issuer or any Lender, or the Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

         10.06    Successors and Assigns.

         (a) Successors and Assigns Generally. The provisions of this Agreement
             --------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Assignments by Lenders. Any Lender may at any time assign to one or
             ----------------------
more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment
                                            --------
shall be subject to the following conditions:

                  (i) Minimum Amounts.
                      ---------------

                           (A) in the case of an assignment of the entire
                  remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                           (B) in any case not described in subsection (b)(i)(A)
                  of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that
                                                     --------  -------
                  concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

                  (ii) Proportionate Amounts; Assignments Under Matson Credit
                       ------------------------------------------------------
         Agreement. Each partial assignment shall be made as an assignment of a
         ---------
         proportionate part of all the assigning Lender's rights and obligations under this Agreement and, so long as the Matson Credit Agreement is in effect and contains provisions requiring the ratable assignment of rights and obligations of lenders thereunder and rights and obligations of Lenders hereunder, the Matson Credit Agreement, in each case with respect to the loans or the commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender's rights and obligations in respect of Swing Line Loans;

                  (iii) Required Consents. No consent shall be required for any
                        -----------------
         assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                           (A) the consent of the Borrower (such consent not to
                  be unreasonably withheld or delayed) shall be required unless
                  (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an affiliate of a Lender or an Approved Fund;

                           (B) the consent of the Agent (such consent not to be
                  unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an affiliate of such Lender or an Approved Fund with respect to such Lender;

                           (C) the consent of the L/C Issuer (such consent not
                  to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) if such assignment is to a Person that is not a Lender, an affiliate of such Lender or an Approved Fund with respect to such Lender; and

                           (D) the consent of the Swing Line Lender (such
                  consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an affiliate of such Lender or an Approved Fund with respect to such Lender.

                  (iv) Assignment and Assumption. The parties to each assignment
                       -------------------------
         shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided,
                                                                   --------
         however, that the Agent may, in its sole discretion, elect to waive
         -------
         such processing and recordation fee in the case of any assignment. Such processing and recordation fees, together with the costs and expenses of the Administrative Agent incurred in connection with the execution and delivery of such Assignment and Assumption, shall be paid by either the assignor or the assignee. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

                  (v) No Assignment to Borrower. No such assignment shall be
                      -------------------------
         made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  (vi) No Assignment to Natural Persons. No such assignment
                       --------------------------------
         shall be made to a natural person.

Subject to acceptance and recording thereof by the Agent pursuant to subsection
(c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and
                -------------  ----  ----      -----
circumstances occurring prior to the effective date of such assignment. Upon request, and upon receipt of the original Note from the assignor marked "Cancelled," the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Register. The Agent, acting solely for this purpose as an agent of
             --------
the Borrower, shall maintain at the Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Participations. Any Lender may at any time, without the consent of,
             --------------
or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's
                           -----------
rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such
                                                   --------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower shall not be responsible for any costs and expenses incurred with the consummation of such participation transaction.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may
                                 --------
provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that affects such Participant. Subject to subsection (e) of this
-------------
Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a
            -------------  ----     ----
Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided
                            -------------                             --------
such Participant agrees to be subject to Section 2.13 as though it were a
                                         ------------
Lender.

         (e) Limitations upon Participant Rights. A Participant shall not be
             -----------------------------------
entitled to receive any greater payment under Section 3.01 or 3.04 than the
                                              ------------    ----
applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the
                            ------------
participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a
                                        ---------------
Lender.

         (f) Certain Pledges. Any Lender may at any time pledge or assign a
             ---------------
security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from
      --------
any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Electronic Execution of Assignments. The words "execution,"
             -----------------------------------
"signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) Resignation as L/C Issuer or Swing Line Lender after Assignment.
             ---------------------------------------------------------------
Notwithstanding anything to the contrary contained herein, if at any time First Hawaiian Bank assigns all of its Commitment and Loans pursuant to subsection (b) above, First Hawaiian Bank may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided,
                                                               --------
however, that no failure by the Borrower to appoint any such successor shall
-------
affect the resignation of First Hawaiian Bank as L/C Issuer or Swing Line Lender, as the case may be. Any such appointment of a successor L/C Issuer or Swing Line Lender by the Borrower pursuant to this Section 10.06 shall not
                                                   -------------
become effective until acceptance of the appointment by the successor L/C Issuer or Swing Line Lender. If First Hawaiian Bank resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If First
                                                   ---------------
Hawaiian Bank resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon
                                                           ---------------
the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to First Hawaiian Bank to effectively assume the obligations of First Hawaiian Bank with respect to such Letters of Credit.

         10.07 Treatment of Certain Information; Confidentiality. Each of the Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, the L/C Issuer or any of their respective affiliates on a nonconfidential basis from a source other than the Borrower.

         For purposes of this Section, "Information" means all information
                                        -----------
received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any
--------
Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         Each of the Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.

         10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the
             --------
validity of such setoff and application.

         10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If the Agent or any
                                           ------------
Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall
               ------------
have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         10.11 Survival of Representations and Warranties. All representa-tions and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount
      ------------
to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the
            ------------
Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under
             -------------
this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
                  --------

         (a) the Borrower shall have paid to the Agent the assignment fee specified in Section 10.06(b);
             ----------------

         (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and its funded risk participation interests in any Unreimbursed Amounts under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to
                                            ------------
the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

         (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
                   ------------
Section 3.01, such assignment will result in a reduction in such compensation or
------------
payments thereafter; and

         (d) such assignment does not conflict with applicable laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         10.14    Governing Law; Jurisdiction; Etc.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
             -------------
IN ACCORDANCE  WITH, THE LAW OF THE STATE OF NEW YORK.

         (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND
             --------------------------
UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS
TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrower, on the one hand, and the Agent, the Arranger, and the other Lead Arranger(s), on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Agent, the Arranger and each other Lead Arranger each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Subsidiaries or Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Agent, the Arranger nor any other Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Agent, the Arranger or any other Lead Arranger has advised or is currently advising the Borrower or any of its Subsidiaries or Affiliates on other matters) and neither the Agent, the Arranger nor any other Lead Arranger has any obligation to the Borrower or any of its Subsidiaries or Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agent, the Arranger and the other Lead Arranger(s) and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, its Subsidiaries and its Affiliates, and neither the Agent, the Arranger nor any other Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agent, the Arranger and the other Lead Arranger(s) have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent, the Arranger and the other Lead Arranger(s) with respect to any breach or alleged breach of agency or fiduciary duty. This Section 10.16 does not affect
                                                 -------------
the obligation of the Administrative Agent to maintain the Register pursuant to
Section 10.06(c).
----------------

         10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that
      ---
identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                            ALEXANDER & BALDWIN, INC.

                            By:     /s/ W. Allen Doane
                                    --------------------------------------------

                            Name:   W. Allen Doane
                                    --------------------------------------------

                            Title:  Chief Executive Officer
                                    --------------------------------------------



                            By:     /s/ Alyson J. Nakamura
                                    --------------------------------------------

                            Name:   Alyson J. Nakamura
                                    --------------------------------------------

                            Title:  Secretary
                                    --------------------------------------------

                            FIRST HAWAIIAN BANK, as
                            Agent, Lender, L/C Issuer and Swing Line Lender

                            By:     /s/ Kenneth C. S. Pai
                                    --------------------------------------------

                            Name:   Kenneth C. S. Pai
                                    --------------------------------------------

                            Title:  Senior Vice President
                                    --------------------------------------------

                            BANK OF AMERICA, N.A.,
                            as a Lender and L/C Issuer

                            By:     /s/ Gordon H. Gray
                                    --------------------------------------------

                            Name:   Gordon H. Gray
                                    --------------------------------------------

                            Title:  Senior Vice President
                                    --------------------------------------------

                            WELLS FARGO BANK, NATIONAL ASSOCIATION,
                            as a Lender

                            By:     /s/ Gavin S. Holles
                                    --------------------------------------------

                            Name:   Gavin S. Holles
                                    --------------------------------------------

                            Title:  Vice President
                                    --------------------------------------------

                            BNP PARIBAS,
                            as a Lender

                            By:    /s/ Katherine Wolfe   /s/ Sandy Bertram
                                   ---------------------------------------------

                            Name:  Katherine Wolfe       Sandy Bertram
                                   ---------------------------------------------

                            Title: Managing Director     Vice President
                                   ---------------------------------------------

                            AMERICAN SAVINGS BANK, F.S.B.
                            as a Lender

                            By:     /s/ Carl A. Morita
                                    --------------------------------------------

                            Name:   Carl A. Morita
                                    --------------------------------------------

                            Title:  Vice President
                                    --------------------------------------------

                            BANK OF HAWAII,
                            as a Lender

                            By:     /s/ Steven Nakahara
                                    --------------------------------------------

                            Name:   Steven Nakahara
                                    --------------------------------------------

                            Title:  Vice President
                                    --------------------------------------------

                                  Schedule 1.01A
                                  --------------

                       INDEBTEDNESS TO BE REPAID AT CLOSING


1. Third Amended and Restated Revolving Credit and Term Loan Agreement, dated November 19, 2001, among the Company, First Hawaiian Bank, Bank of America, N.A., Bank of Hawaii, The Bank of New York, Wells Fargo Bank, National Association, and American Savings Bank, F.S.B., as amended.

2. Letter Agreement dated October 26, 2005 for an Uncommitted Revolving Credit Facility.

                                                        Schedule 1.01B
                                                        --------------

                                                  EXISTING LETTERS OF CREDIT


------------------------------------- ----------------- ---------------- -------------------------- ------------------
            Beneficiary                  L/C Number       Expiry Date           L/C Issuer               Amount
------------------------------------- ----------------- ---------------- -------------------------- ------------------

Zurich American Insurance Company       S/B 20030100       12/23/07         First Hawaiian Bank         $2,000,000.00

Director of Finance, County of Kauai     SB20060011         12/1/07         First Hawaiian Bank         $3,304,425.00


                                                        Schedule 2.01
                                                        -------------

                                               COMMITMENTS AND PRO RATA SHARES


------------------------------------------------- ----------------------------- ------------------------------
                     Lender                                Commitment               Applicable Percentage
------------------------------------------------- ----------------------------- ------------------------------
First Hawaiian Bank                                      $57,115,384.62                 25.384615385%

Bank of America, N.A.                                    $57,115,384.62                 25.384615385%

Wells Fargo Bank, National Association                   $34,615,384.62                 15.384615385%

BNP Paribas                                              $31,153,846.15                 13.846153846%

American Savings Bank, FSB                               $24,230,769.23                 10.769230769%

Bank of Hawaii                                           $20,769,230.76                 9.230769231%


Total                                                   $225,000,000.00               100.000000000%
------------------------------------------------- ----------------------------- ------------------------------


                                  Schedule 5.07
                                  -------------

                             CONFLICTING AGREEMENTS
                             ----------------------

1. Note Agreement among Alexander & Baldwin, Inc. and The Prudential Insurance Company of America, dated as of June 4, 1993, as amended.

2. Private Shelf Agreement between Alexander & Baldwin, Inc. and Prudential Insurance Company of America and each Prudential Affiliate (as defined therein), dated as of August 2, 1996, as amended.

3. Private Shelf Agreement between Alexander & Baldwin, Inc. and Prudential Insurance Company of America and each Prudential Affiliate (as defined therein), dated as of April 25, 2001, as amended.

4. Floating Continuing Guarantee, dated July 29, 2005, among Alexander & Baldwin, Inc., American AgCredit, PCA and other financial institutions.

5. Note Purchase and Private Shelf Agreement among Alexander & Baldwin, Inc. and Prudential Investment Management and each Prudential Affiliate (as defined therein), dated as of April 19, 2006.

                                  Schedule 7.02
                                  -------------

                                 EXISTING LIENS
                                 --------------


1. Promissory Note and Mortgage Agreement, dated September 18, 2003, by Deer Valley Financial Center, LLC, Huntington Company, L.L.C., Geneva Company, L.L.C., and Metzger Deer Valley, LLC in favor of
         PNC Bank, National Association; as amended and assumed pursuant to the Consent and Assumption Agreement with Release and Modification of Loan Documents, dated June 6, 2005, among Deer Valley Financial Center, LLC, Huntington Company, L.L.C., Geneva Company, L.L.C., Metzger Deer Valley, LLC, R. Craig Hannay, A&B Deer Valley LLC,
         ABP Deer Valley LLC, WDCI Deer Valley LLC, Alexander & Baldwin, Inc., and Midland Loan Services, Inc.; and pursuant to the Borrower's Certificate, dated June 6, 2005, by A&B Deer Valley LLC, ABP Deer Valley LLC, and WDCI Deer Valley LLC in favor of Wells Fargo Bank N.A.. The balance outstanding is $11,220,000.

2. Claims by native Hawaiians or others (excluding lenders to Borrower or its Subsidiaries) to lands owned by Borrower or its Subsidiaries in the State of Hawaii, or to rights in such lands.

3. Kuleana that may be present in respect of lands owned in whole or in part by Borrower or its Subsidiaries in the State of Hawaii.

4. The statutory reservation to the State of Hawaii of all mineral and metallic mines for certain properties owned by Borrower or its Subsidiaries in the State of Hawaii.

5. First Preferred Ship Mortgage dated May 19, 2005, between Matson Navigation Company, Inc. and the Prudential Company of America.

6. Security Agreement between Matson Navigation Company, Inc. and the United States of America, with respect to Title XI ship financing bonds, dated July 29, 2004.

The foregoing are not expected to have any material adverse effect on the ownership or use by Borrower and its Subsidiaries of their properties.

                                 Schedule 10.02
                                 --------------

                          CERTAIN ADDRESSES FOR NOTICES


Agent:
-----

For payments and loan requests:

First Hawaiian Bank
Attn: Commercial Loan Center
P.O. Box 1959
Honolulu, Hawaii 96805

Primary Contact
---------------
Attention:                 Laurae Imamura
Telephone:                 (808) 844-3737
Telecopier:                (808) 844-3660/3659
Electronic Mail:           limamura@fhb.com

Alternate Contact
-----------------
Attention:                 Loren Akana
Telephone:                 (808) 844-3740
Telecopier:                (808) 844-3660/3659
Electronic Mail:           lakana@fhb.com

Alternate Contact
-----------------
Attention:                 Lila Lee
Telephone:                 (808) 844-3739
Telecopier:                (808) 844-3660/3659
Electronic Mail:           llee@fhb.com

ABA#:                      121301015
Account No.:               22501109100
Ref:                       Alexander & Baldwin Inc


For other notices as Administrative Agent:

First Hawaiian Bank
Corporate Banking Division
999 Bishop Street
11th Floor
Honolulu, Hawaii 96813

Attention:                 Kenneth C.S. Pai
Telephone:                 (808) 525-8767
Telecopier:                (808) 525-6201
Electronic Mail:           kpai@fhb.com

L/C Issuer:
----------

For Letters of Credit:

First Hawaiian Bank
Trade Finance Department
999 Bishop Street
11th Floor
Honolulu, Hawaii 96813

Attention:                 Christy Lee
Telephone:                 (808) 525-5036
Telecopier:                (808) 525-5791
Electronic Mail:           clee@fhb.com

For Letters of Credit:

Bank of America, N.A.
800 5th Avenue
WA1-501-36-07
Seattle, WA 98104-3176

Attention:                 Kaye Shields
Telephone:                 206-358-0586
Telecopier:                206-585-8646
Electronic Mail:           Kaye.M.Shields@bankofamerica.com

ABA#:                      026009593
Account No.:               493-109360-1001000
Ref:                       Alexander & Baldwin Inc

For payments to Bank of America, N.A.:

Bank of America, N.A.
800 5th Avenue
WA1-501-36-07
Seattle, WA 98104-3176

Attention:                 Kaye Shields
Telephone:                 206-358-0586
Telecopier:                206-585-8646
Electronic Mail:           Kaye.M.Shields@bankofamerica.com

ABA#:                      026009596
Account No.:               493-109360-1001000
Ref:                       Alexander & Baldwin Inc

Borrower:
--------

Alexander & Baldwin, Inc.
822 Bishop Street
Honolulu, Hawaii  96813

www.alexanderbaldwin.com

Primary contact:

Attention:                 Chief Financial Officer
Telephone:                 808-525-8405
Telecopier:                808-525-6616

With a copy to:

Attention:                 Chief Legal Officer
Telephone:                 808-525-6622
Telecopier:                808-525-6616

                                    EXHIBIT A
                                    ---------

                          FORM OF COMMITTED LOAN NOTICE


                                                      Date:  ___________, _____

To:      First Hawaiian Bank, as Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of December 28, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined), among Alexander & Baldwin, Inc., a Hawaii corporation (the "Borrower"), the Lenders from time to time party
                           --------
thereto, and First Hawaiian Bank, as Agent.

         The undersigned hereby requests (select one):

         [  ]  A Borrowing of Committed Loans

         [  ]  A conversion or continuation of the following Loan(s):

               ---------------------------------------------
               [describe]

         1. On ___________________________ (a Business Day).

         2. In the amount of $______________________.

         3. Comprised of ___________________________.
                         [Type of Committed Loan requested or, for conversions, type of Loan to which the Loan described above is requested to be converted]

         4. For Eurodollar Loans: with an Interest Period of [______ months] [2 weeks].

         The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.
                                  ------------

                                         ALEXANDER & BALDWIN, INC.,

                                         a Hawaii corporation

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT B
                                    ---------

                         FORM OF SWING LINE LOAN NOTICE

                                                       Date:  ___________, _____

To:      First Hawaiian Bank, as Swing Line Lender
         First Hawaiian Bank, as Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of December 28, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined), among Alexander & Baldwin, Inc., a Hawaii corporation (the "Borrower"), the Lenders from time to time party
                           --------
thereto, and First Hawaiian Bank, as Agent.

         The undersigned hereby requests a Swing Line Loan:

         1. On _______________ (a Business Day).

         2. In the amount of $_______________.

         The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the
                                                      ---------------
Agreement.

                                        ALEXANDER & BALDWIN, INC.,

                                        a Hawaii corporation

                                        By:
                                             -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C
                                    ---------

                                  FORM OF NOTE


                                                   _____________________________


         FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to
                                                   --------
pay to _____________________ or registered assigns under Section 10.06(b) and
(c) of the Agreement (defined below) (the "Lender"), in accordance with the
                                           ------
provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of December 28, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined),
 ---------
among the Borrower, the Lenders from time to time party thereto, and First Hawaiian Bank, as Agent.

         The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Agent for the account of the Lender in Dollars in immediately available funds at the Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                         ALEXANDER & BALDWIN, INC.,

                                         a Hawaii corporation

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT D
                                    ---------

                     FORM OF COMMITMENT REALLOCATION NOTICE


                                                       Date:  ___________, _____

To:      First Hawaiian Bank, as Agent

Ladies and Gentlemen:

         Reference is made to (a) that certain Credit Agreement, dated as of December 28, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Alexander & Baldwin Credit
                                            --------------------------
Agreement;" the terms defined therein being used herein as therein defined),
---------
among Alexander & Baldwin, Inc., a Hawaii corporation ("Alexander & Baldwin"),
                                                        -------------------
the Lenders from time to time party thereto, and First Hawaiian Bank, as Agent and (b) that certain Credit Agreement, dated as of December 28, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Matson Credit Agreement;" the terms defined therein being
                   -----------------------
used herein as therein defined), among Matson Navigation Company, Inc., a Hawaii corporation ("Matson"), the Lenders from time to time party thereto, and First
              ------
Hawaiian Bank, as Agent.

         The undersigned hereby requests a reallocation of commitments under the Alexander & Baldwin Credit Agreement and the Matson Credit Agreement as follows:

         1. Existing Aggregate Commitments:

                  (a) Alexander & Baldwin Credit Agreement     $__________

                  (b) Matson Credit Agreement                  $__________

         2. Requested Reallocation of Aggregate Commitments:(1)

                  (a) Alexander & Baldwin Credit Agreement     $__________

                  (b) Matson Credit Agreement                  $__________ (2)

         3. Effective Date of Reallocation: ___________________ (a Business Day)



_________________________________________

(1) Reallocation must be in a minimum amount of $5,000,000 and multiples of $1,000,000 in excess thereof.

(2) Amount may not exceed $100,000,000.

         The Commitment Reallocation requested herein complies with the conditions in Section 2.15 of the Alexander & Baldwin Credit Agreement and
              ------------
Section 2.14 of the Matson Credit Agreement.
------------


                                         ALEXANDER & BALDWIN, INC.,

                                         a Hawaii corporation

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         MATSON NAVIGATION COMPANY, INC.,

                                         a Hawaii corporation

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                    EXHIBIT E
                                    ---------

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is
                                               -------------------------
dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the "Assignor") and the
                                                      --------
Assignee identified in item 2 below (the "Assignee"). Capitalized terms used but
                                          --------
not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby
                       ----------------
acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Each such sale and assignment is without recourse to the
 -----------------
Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:         ______________________________
         --------

                           ______________________________

2.       Assignee:         ______________________________
         --------

                           ______________________________
         [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.       Borrower: Alexander & Baldwin, Inc., a Hawaii corporation
         --------

4.       Agent:    First Hawaiian Bank, as the administrative agent under the
         -----
         Credit Agreement

5.       Credit Agreement: Credit Agreement, dated as of December 28, 2006, as
         ----------------
         amended, restated, extended, supplemented or otherwise modified in writing from time to time, among the Borrower, the Lenders from time to time party thereto, and First Hawaiian Bank, as Agent.

6.       Assigned Interest:
         -----------------



                                 Aggregate
                                 Amount of              Amount of            Percentage
                                Commitment/            Commitment/           Assigned of
        Facility                   Loans                  Loans              Commitment/
        Assigned              for all Lenders           Assigned               Loans(3)
        --------              ---------------          -----------           -----------


      ------------           $----------------         $---------           ------------%

      ------------           $----------------         $---------           ------------%

      ------------           $----------------         $---------           ------------%



[7.      Trade Date:       __________________]
         ----------

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Pursuant to Section 10.06(b)(ii) of the Credit Agreement, so long as the Matson
            --------------------
Credit Agreement is in effect and contains provisions requiring the ratable assignment of rights and obligations of lenders thereunder and rights and obligations of Lenders hereunder, a ratable assignment of the Assignor's interest in the Matson Credit Agreement must be assigned to the Assignee contemporaneously with this Assignment and Assumption.

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                            ASSIGNOR
                                            --------
                                            [NAME OF ASSIGNOR]

                                            By: ________________________________
                                                Title:

                                            ASSIGNEE
                                            --------
                                            [NAME OF ASSIGNEE]

                                            By: ________________________________
                                                Title:


___________________________________

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](4) Accepted:

FIRST HAWAIIAN BANK,
as Agent

By: _________________________________
    Title:

[Consented to:](5)

ALEXANDER & BALDWIN, INC.,
a Hawaii corporation

By: _________________________________
    Title:

 By: _________________________________
    Title:

[Consented to:](6)

FIRST HAWAIIAN BANK,
as [L/C Issuer] [Swing Line Lender]

By: _________________________________
    Title:


______________________________________

(4) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

(6) To be added only if the consent of other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                                           ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1. Representations and Warranties.
            ------------------------------

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it
              --------
is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it
              --------
has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v)
                                                   ---------------------  ---
and (vi) of the Credit Agreement (subject to such consents, if any, as may be
    ---
required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and
               ---------------------
after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section __ thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and
(vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Agent shall
            --------
make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be
            ------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.